UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Capstead Mortgage Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting of Stockholders

To Be Held May 28, 2014

To the stockholders of

CAPSTEAD MORTGAGE CORPORATION:

On behalf of our board of directors, I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Capstead Mortgage Corporation, a Maryland corporation, to be held at 8401 North Central Expressway, Suite 220, Dallas, Texas 75225-4404 on Wednesday, May 28, 2014 beginning at 1:00 p.m., Central Time, for the following purposes:

(1)	To elect eight directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualified;

(2)	To conduct an advisory (nonbinding) vote to approve our 2013 named executive officers’ compensation;

(3)	To approve our 2014 Flexible Incentive Plan;

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

In the discretion of the proxies, our annual meeting may include the transacting of any other business that may properly come before the meeting or any adjournment of the meeting.

** PLEASE VOTE NOW **	YOUR VOTE IS IMPORTANT	** PLEASE VOTE NOW **

Stockholders of record at the close of business on March 28, 2014 will be entitled to notice of and to vote at our annual meeting of stockholders. It is important your shares are represented at our annual meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, please vote your shares as promptly as possible via the internet, by telephone, or by signing, dating and returning your proxy card. Voting promptly saves us the expense of a second mailing or telephone campaign, and reduces the risk that the meeting is adjourned because of the lack of a quorum. Voting via the internet or by telephone helps reduce postage and proxy tabulation costs. See the “Voting” section of this proxy statement for a description of voting methods.

Stockholders please note that New York Stock Exchange regulations require you to vote this proxy in order for your shares to be counted. Your broker will not have any discretion to vote your shares on your behalf for these matters without direction from you.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

By order of our board of directors,

Phillip A. Reinsch

Secretary

8401 North Central Expressway, Suite 800

Dallas, Texas 75225-4404

April 16, 2014

FORWARD-LOOKING STATEMENTS

CAPSTEAD MORTGAGE CORPORATION

8401 North Central Expressway, Suite 800

Dallas, Texas 75225-4404

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 28, 2014

This proxy statement, together with the proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at our annual meeting of stockholders to be held on May 28, 2014 at 8401 North Central Expressway, Suite 220, Dallas, Texas beginning at 1:00 p.m., Central Time. Our board is requesting you to allow your shares to be represented and voted at our annual meeting by the proxies named on the proxy card. “We,” “our,” “us,” and “Capstead” each refers to Capstead Mortgage Corporation. A notice regarding the internet availability of this proxy statement and our 2013 annual report will first be mailed to stockholders on or about April 16, 2014. This proxy statement will be available on our website at that time. See the

“Notice of Electronic Availability of Proxy Materials” section of this proxy statement for more information.

At our annual meeting, action will be taken to elect eight directors to hold office until the next annual meeting and until their successors are elected and qualified; to hold an advisory vote on executive compensation; to approve the 2014 Flexible Incentive Plan; and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. In the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the meeting or any adjournment of the meeting.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of our management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;
•	other changes in legislation or regulation affecting the mortgage and banking industries;

•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;

•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;

•

changes in legislation or regulation affecting exemptions from regulation under the Investment Company Act of 1940 for real estate investment trusts that invest in loans or securities backed by real estate, referred to as mortgage REITs; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

Capstead 2014 Proxy Statement  ô  1

GENERAL INFORMATION ABOUT VOTING

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board. We will bear the expense of soliciting proxies for our annual meeting, including the mailing cost. In addition to solicitation by mail, our officers or a company of our designation may solicit proxies from our stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services.

We intend to request persons holding our common shares in their name or custody, or in the name of a nominee, to send a notice of internet availability of proxy materials to their principals and request authority for the execution of the proxies. We will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Inc. For such services, we will pay a fee that is not expected to exceed $6,500 plus out-of-pocket expenses.

Voting Securities

Our common shares are our only equity securities entitled to general voting rights. Each common share entitles the holder to one vote. As of March 28, 2014, there were 95,767,180 common shares outstanding and entitled to vote for matters coming before our annual meeting. Only stockholders of record at the close of business on March 28, 2014 are entitled to vote at the meeting or any adjournment of the meeting.

Voting

If you hold our common shares in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

•	via the internet by logging on to www.eproxy.com/cmo to gain access to the voting site and to authorize the proxies to vote your shares;

•	by calling our transfer agent Wells Fargo at 1-800-560-1965 and following the prompts; or

•	by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Our counsel has advised us these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

The deadline for internet and telephone voting is 11:59 p.m., Central Time, on May 27, 2014. If you prefer, you may bring your proxy to our annual meeting to vote your shares in person.

If a broker, bank or other nominee holds our common shares on your behalf, the voting instructions above do not apply to you. You will receive voting instructions from them.

Counting of Votes

A quorum will be present at our annual meeting if the holders of a majority of our outstanding shares entitled to vote are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the meeting may be postponed or adjourned until a quorum has been obtained.

The affirmative vote of a majority of all the votes cast at the annual meeting is required to elect each nominee to our board (proposal 1), to consider advisory approval of compensation granted to our named executive officers in 2013 (proposal 2), to approve our 2014 Flexible Incentive Plan (proposal 3), and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (proposal 4). Unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of all votes cast is also required to approve any other matter brought to a vote at the meeting.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to any non-routine matter, including the election of our directors (proposal 1), the compensation-related proposal (proposal 2), or approval of our 2014 Flexible Incentive Plan (proposal 3), unless the brokers have received instructions from the beneficial owners of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in these matters.

Brokers may vote at their discretion on all routine matters (i.e. the ratification of the appointment of our independent registered public accounting firm). Broker non-votes occur when a broker, bank or other nominee holding common shares on your behalf votes the shares on some matters but not others. We will treat broker non-votes as common shares

2  ô  Capstead 2014 Proxy Statement

GENERAL INFORMATION ABOUT VOTING

present and voting for quorum purposes and votes not cast in any non-routine matter, including proposals 1, 2 and 3.

Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the votes on proposals 1, 2 and 3, assuming that a quorum is obtained.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by our board.

Right to Revoke Proxy

You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information. If you hold our common shares in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	by notifying our secretary in writing of your revocation before your shares have been voted;

•	by signing, dating and mailing a new proxy card to Wells Fargo;
•	by calling Wells Fargo at 1-800-560-1965 and following the prompts;

•	via the internet by logging on to www.eproxy.com/cmo and following the prompts; or

•	by attending our annual meeting with your proxy and voting your shares in person.

If our common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive information on revoking your proxy.

Notice of Electronic Availability of Proxy Materials

On or about April 16, 2014, we mailed our stockholders a notice with instructions on accessing these materials and voting online as permitted by the Securities and Exchange Commission (“SEC”). If you received a notice, you will not receive a hard copy of the proxy materials unless you request them. If you would like to receive a hard copy of our proxy materials, follow the instructions on the notice.

Multiple Stockholders Sharing the Same Address

SEC rules and Maryland corporate law allow for householding, which is the delivery of a single copy of an annual report and proxy statement, or notice of electronic availability, to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate mailings are eliminated by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may be required to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold our common shares in your own name as a holder of record, householding will not apply to you.

Extra copies of our annual report and proxy statement may be obtained free of charge by sending a request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas, 75225-4404. You can also obtain copies on our website at www.capstead.com or by calling us toll-free at (800) 358-2323, extension 2339.

Voting Results

Voting results will be announced at our annual meeting and a detail of the voting results will be published in a Form 8-K filed with the SEC within four business days of the meeting.

Capstead 2014 Proxy Statement  ô  3

PROPOSAL ONE – ELECTION OF DIRECTORS

PROPOSAL ONE – ELECTION OF DIRECTORS

One of the purposes of our annual meeting is to elect eight directors to hold office until the next annual meeting and until their successors have been elected and qualified. In order to understand each nominee’s qualifications to serve as a director, it is important to first review our investment strategy:

“We operate as a self-managed real estate investment trust (“REIT”) for federal income tax purposes and earn income from investing in a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of adjustable-rate mortgage securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.”

Set forth below for each director nominee is the name, age, principal occupation, the date elected to our board, board committee memberships held, the number of common shares beneficially held, directorships held with other public companies and certain other biographical information necessary to provide you with a more complete understanding of the experiences, qualifications, attributes or skills of the nominees.

Also provided below is a brief discussion of our considerations for recommending each of the nominees for director. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event we do not presently expect, the proxy will be voted for a replacement nominee if our board designates one.

The board recommends a vote FOR all nominees.

Nominees for Director

Jack Bernard*	Age 59 Director since September 2012 Common shares beneficially owned: 6,000

Executive Director, Renewable Funding, LLC

Member: Governance & Nomination Committee

•   Professional Experience: Mr. Bernard is an executive director and member of the board of Renewable Funding LLC, a private company focused on the development of innovative finance and technology solutions to clean energy, since 2008. From 2005 to 2007 Mr. Bernard was managing director of OceanTomo responsible for an intellectual property fund and from 2003 to 2004 was managing director for Coastal Capital responsible for an intellectual property sale/leaseback fund. From 1993 to 2002 Mr. Bernard held senior roles at Dresdner RCM Capital Management including managing mortgage, asset-backed and corporate investments held in domestic institutional portfolios, managing a closed end fixed-income fund (NYSE: RCS), and other global credit investment responsibilities. Mr. Bernard worked at Merrill Lynch, Pierce, Fenner & Smith Incorporated from 1984 to 1993 in the mortgage securities trading division with responsibilities for originating, trading and hedging collateralized mortgage obligations, as well as managing a proprietary position in mortgage derivatives.

•   Consideration for Recommendation: Mr. Bernard has extensive experience in capital markets and investment management activities having managed and traded mortgage securities and other fixed-income positions for major investment banking firms and he continues to be involved in these markets and various real estate-related activities on a personal and professional basis. Mr. Bernard serves as a member of our governance & nomination committee.

Jack Biegler*	Age 70 Director since June 2005 Common shares beneficially owned: 69,500

Private Investments

Chairman of the Board

Chairman: Executive Committee

Member: Compensation Committee

•   Professional Experience: Mr. Biegler has served as our chairman of the board since April 2009. Mr. Biegler served as president of Ellison Management LLC from 1996 until his retirement in 2009. From 1980 until its sale in 1996, Mr. Biegler served as chief financial officer (“CFO”) of Ray Ellison Industries, which was involved in the development and construction of single-family homes in San Antonio, Texas.

•   Consideration for Recommendation: Mr. Biegler worked as a CFO in the single-family homebuilding business for a significant portion of his career and he continues to be involved in various real estate-related activities on a personal basis. Recognizing the depth of his accounting, financial and real estate-related experience, Mr. Biegler serves as our chairman of the board, chairman of the executive committee and as a member of our compensation committee.

4  ô  Capstead 2014 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

Michelle P. Goolsby*	Age 56 Director since June 2012 Common shares beneficially owned: 17,000

Partner, Greenmont Capital Partners II

Member: Audit and Compensation Committees

•   Professional Experience: Ms. Goolsby has been a partner and investment committee member for Greenmont Capital Partners II, a private equity firm, since 2008. From 1998 to 2008 Ms. Goolsby served as executive vice president of Dean Foods Company where she was responsible for corporate development, legal, corporate governance, ethics and compliance, government relations and corporate affairs. Prior to 1998 Ms. Goolsby provided legal representation for public and privately-held entities, including real estate investment trusts, in connection with securities offerings, financings, mergers, acquisitions and divestitures. Ms. Goolsby serves as a director of WhiteWave Foods Company (NYSE: WWAV), a consumer packaged food and beverage company, and SACHEM, Inc., a privately-held chemical science company.

•  Consideration for Recommendation: Ms. Goolsby brings a diverse background of executive leadership experience, and has worked extensively with boards on matters involving risk management and corporate governance. In addition, she has significant experience in corporate financings and other capital markets transactions, including transactions on behalf of public and privately-held real estate entities. Ms. Goolsby serves as a member of our audit and compensation committees.

Andrew F. Jacobs	Age 54 Director since July 2003 Common shares beneficially owned: 540,435

President and Chief Executive Officer

Member: Executive Committee

•   Professional Experience: Mr. Jacobs has served as our president and chief executive officer (“CEO”) since 2003 and served in various other executive positions with us since 1988. Mr. Jacobs previously served as a member of the Executive Board of the National Association of Real Estate Investment Trusts (“NAREIT”) and as founding chairman of NAREIT’s Mortgage REIT Council. Mr. Jacobs is a member of the Executive Committee of the Chancellor’s Council of the University of Texas System, the Advisory Council to the Department of Accounting at the University of Texas at Austin and the Executive Council of Real Estate Finance and Investment Center at the University of Texas at Austin. Mr. Jacobs is a certified public accountant.

•  Consideration for Recommendation: Mr. Jacobs has served in an executive capacity for us since 1988. Recognizing the depth of his experience in the mortgage REIT industry over an extended period of time, Mr. Jacobs serves as our president and CEO and as a member of our executive committee.

Gary Keiser*	Age 70 Director since January 2004 Common shares beneficially owned: 49,023

Private Investments

Chairman: Audit Committee

Member: Compensation Committee

•   Professional Experience: Mr. Keiser served as an audit partner at Ernst & Young LLP from 1980 until his retirement in 2000. Mr. Keiser began his career with Ernst & Young LLP in 1967.

•   Consideration for Recommendation: Mr. Keiser worked in the public accounting profession for his entire career, focusing a significant amount of his time on real estate and real estate finance clients. Recognizing the depth of his accounting, mortgage banking and real estate experience, Mr. Keiser serves as chairman of our audit committee and as a member of our compensation committee.

Christopher W. Mahowald*	Age 52 Director since June 2005 Common shares beneficially owned: 169,059

Managing Partner, RSF Partners

Member: Governance & Nomination Committee

•   Professional Experience: Mr. Mahowald is the managing partner of RSF Partners, a series of real estate private equity funds. Prior to forming RSF in 1997, Mr. Mahowald was a partner with the Robert M. Bass Group where he was a founding principal in several real estate-related private equity funds, including the Brazos Fund, the Lone Star Opportunity Fund and Colony Capital. Prior to joining the Bass Group he was a principal for the Trammell Crow Company. Mr. Mahowald serves on the board of American Security Products, a private firm. Mr. Mahowald previously served on the boards of two publicly traded real estate finance companies, IMPAC Commercial Holdings and Omega Healthcare (NYSE: OHI).

•   Consideration for Recommendation: Mr. Mahowald has worked in or managed a number of different real estate finance and equity funds over his career. Recognizing the depth of this experience, Mr. Mahowald serves as a member of our governance & nomination committee.

Capstead 2014 Proxy Statement  ô  5

PROPOSAL ONE – ELECTION OF DIRECTORS

Michael G. O’Neil*	Age 71 Director since April 2000 Common shares beneficially owned: 64,465

Private Investments

Chairman: Governance & Nomination Committee

Member: Audit and Executive Committees

•  Professional Experience: Until retiring in 2001, Mr. O’Neil was a director in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, where he had been employed since 1972. In 2009, Mr. O’Neil retired from the board of directors at Massively Parallel Technologies, Inc., a private software technology company specializing in high-speed computing. He also served as a director for MobilePro Corp. from 2004 to 2008, a then publicly traded company.

•   Consideration for Recommendation: Mr. O’Neil worked for a major investment banking firm his entire career, focusing on debt and equity transactions involving U.S. and foreign corporations and U.S. Treasury and mortgage-related securities and various real estate-related entities. He represented his firm as lead underwriter for our initial public offering in 1985. Recognizing the depth of his capital markets experience, and knowledge of a broad spectrum of security types, Mr. O’Neil serves as chairman of our governance & nomination committee and as a member of our audit and executive committees.

Mark S. Whiting*	Age 57 Director since April 2000 Common shares beneficially owned: 54,800

Chairman and Chief Executive Officer,

Drawbridge Realty Trust, LLC

Chairman: Compensation Committee

•  Professional Experience: Mr. Whiting has served as chairman and CEO of Drawbridge Realty Trust, LLC, a private commercial property investment firm based in San Francisco, California since its formation in January 2012. Prior to that Mr. Whiting was the managing partner of Drawbridge Partners, LLC, the predecessor company, since 1999. Mr. Whiting served as CEO and director of TriNet Corporate Realty Trust, Inc., a NYSE-listed commercial property REIT, from 1996 through 1998 and served as president, chief operating officer and director of TriNet from 1993 to 1996. Mr. Whiting currently serves on the board of The Marcus & Millichap Company, a private real estate investment brokerage firm. Mr. Whiting is a member of the Stanford University Real Estate Council and the board of trustees of the Cate School and previously served as a member of the Stanford University Athletic Board.

•  Consideration for Recommendation: Mr. Whiting is currently serving as the CEO of a private commercial property investment firm and previously served as the CEO of a publicly traded REIT. Recognizing the depth of his real estate-related experience and having served as a CEO of a public company, Mr. Whiting serves as chairman of our compensation committee.

*	Indicates an independent director in compliance with Section 303A.02 “Independence Tests” of the New York Stock Exchange (“NYSE”) Listed Company Manual and our Board of Directors’ Guidelines. See the “Board Member Independence” section of this proxy statement for more information.

6  ô  Capstead 2014 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Our business and affairs are managed under the direction of our board. Members of our board are kept informed of our business through discussions with our chairman, CEO and other executive officers, by reviewing materials provided to them, and by participating in meetings of our board and its committees.

During the year ended December 31, 2013, our board held four regular meetings and six special meetings. In accordance with our Board of Directors’ Guidelines, directors are expected to attend all meetings of our board and meetings of committees on which they serve. Each director standing for election attended more than 75 percent of the meetings of our board and committees on which he or she served that were held during the period for which such person was a director.

Attendance at Annual Meeting

In keeping with our Board of Directors’ Guidelines, directors are expected to attend our annual meeting in person. All of our sitting directors were in attendance at our 2013 annual meeting held on April 24, 2013.

Board Member Independence

Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the mandate that our board affirmatively determine that each of our directors has no material relationship with us that would impair independence. To assist in ascertaining the independence of our directors, each director completed a qualification questionnaire in December 2013. They were also asked to affirm compliance with all of the independence standards set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Further, directors were asked to verify their interest in serving on our board in 2014 and their availability and capability to serve, as well as confirm they meet additional qualifications required for continued service as outlined in our Board of Directors’ Guidelines.

After receipt of all completed qualification questionnaires, our governance & nomination committee members were given a copy of each questionnaire, along with information regarding each director’s ownership in our equity securities. The committee briefed our board on the results of their review, noting that the son of one of our directors went to work for our independent accounting firm in a non-partner position, and in a different city, during 2012 with no involvement with our audit. At the conclusion of this process, our board affirmatively determined no director, with the exception of Mr. Jacobs who is our CEO, has a material relationship with us that would impair his or her independence, and each director meets all of the independence requirements set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Therefore, our board is comprised of a majority of independent directors, as required in Section 303A.01 “Independent Directors” of the NYSE Listed Company Manual.

Our Board of Directors’ Guidelines are found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Governance Documents.” Any reference to an independent director herein infers compliance with the NYSE independence tests and our Board of Directors’ Guidelines.

Charitable Contributions

At no time during the preceding three years have we made a contribution to a charitable organization where one of our independent directors served as an executive officer.

Capstead 2014 Proxy Statement  ô  7

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Member Compensation

Compensation of our independent directors for the fiscal year ended December 31, 2013 is outlined in the following table.

Director Compensation*

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)(b)	All Other Compensation ($)(c)	Total ($)
Jack Bernard	40,000	52,080	-	-	92,080
Jack Biegler	76,000	52,080	-	-	128,080
Michelle P. Goolsby	52,000	52,080	-	-	104,080
Gary Keiser	70,000	52,080	-	-	122,080
Christopher W. Mahowald	41,000	52,080	-	-	93,080
Michael G. O’Neil	58,000	52,080	-	-	110,080
Mark S. Whiting	61,000	52,080	-	-	113,080
*	Columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(a)	Amount represents the aggregate grant date fair value of stock awards based on the closing market price of our common shares on the date of grant, which is recognized as expense on a straight-line basis over the related requisite service period. As of December 31, 2013, our directors each held 4,000 unvested stock awards.

(b)	As of December 31, 2013, our directors held exercisable option awards aggregating: 10,000 shares for Mr. Keiser; and 15,000 shares each for Messrs. Biegler, Mahowald, O’Neil and Whiting. No option awards were granted during the three years ending December 31, 2013.

(c)	Excluded from this tabulation are dividends paid on unvested stock awards of $4,960 to each of directors for the 2013 fiscal year, other than Mr. Bernard and Ms. Goolsby, who received $4,340 and $4,650, respectively. These dividends are excluded because stock awards are valued for compensation cost purposes based on the closing market price of our stock on the date of grant, which factors in market expectations for future dividends in its valuation.

Narrative Disclosure to Director Compensation Table

Our independent directors receive base compensation for their representation on our board at an annualized rate of $40,000 and an annual stock award of 4,000 shares of common stock. The 2013 stock awards will vest in full on April 15, 2014. Our chairman of the board receives an additional $20,000 annually, the chair of our audit committee receives an additional $15,000 annually, and the chairs of our compensation and governance & nomination committees each receive an additional $10,000 annually. Committee members receive $1,000 per committee meeting attended. All of our directors receive reimbursement for travel costs and expenses. Employee directors do not receive compensation for serving on our board.

The board believes a meaningful portion of our independent directors’ total compensation should be paid in the form of equity awards in order to better align these directors’ financial interests to those of our stockholders. Equity awards granted may include (i) stock awards, (ii) option awards or (iii) other incentive-based awards as defined in the Amended and Restated 2004 Flexible Long-Term Incentive Plan and the 2014 Flexible Incentive Plan, if approved at this meeting. Our compensation committee routinely reviews our director compensation structure with our compensation consultant and makes director compensation-related recommendations to our board for approval.

Stock awards granted to our independent directors provide for vesting in equal annual installments over a requisite service period established by our board, typically one year (or less in the case of directors appointed to our board after an annual stockholder meeting). Directors are considered owners of the shares and entitled to vote and receive all dividends and any other distributions declared on the shares prior to vesting. Dividends or other distributions on these shares shall not exceed those available to our common stockholders. Unvested shares cannot be sold, transferred or otherwise disposed of for any purpose other than to us. Unvested shares will revert to us in the event a director leaves us for any reason, including termination of directorship by reason of voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of Capstead, or death of the grantee, in which case all outstanding unvested shares will automatically vest in full.

Option awards granted to our independent directors provide for vesting in equal annual installments over the requisite service period established by our board, typically one year, and expire at the earliest of (i) ten years after date of grant, (ii) six months, or the remaining term of the option if earlier, after the optionee’s termination of directorship by reason of death, resignation, retirement or disability or (iii) on the date of the optionee’s termination of directorship for cause. No option

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BOARD OF DIRECTORS AND COMMITTEE INFORMATION

awards will vest after the optionee’s termination of directorship for any reason, including voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of Capstead, or death of the grantee, in which case all outstanding unvested options will automatically vest in full. Outstanding option awards do not receive dividends prior to exercise and are non-voting. No option awards were granted to directors during the three years ended December 31, 2013.

Leadership Structure

Our board currently separates the roles of chairman and CEO, with the chairmanship held by an independent director. Our board believes the separation of roles, while not required, enhances the board’s oversight of and independence from management, as well as the ability of our board to carry out its roles and responsibilities on behalf of stockholders. This leadership structure also allows our CEO to focus more of his time and energy on operations while providing him more of an opportunity to learn from the experience and perspectives of our chairman and other independent directors.

Our chairman, together with our CEO and with input from our other directors, oversees the development of board and board committee calendars and meeting agendas. He or she also leads the discussion at board meetings, and acts as the primary liaison between our CEO and board. Our chairman is available to speak on behalf of our board under certain circumstances and performs other functions and responsibilities as required under our Board of Directors’ Guidelines or as directed by the board from time to time.

Our Board’s Role in Risk Oversight

Our board recognizes how critical effective risk oversight is in our success and believes that its current leadership structure and operating style, with a board composed of primarily independent directors, its chairmanship separated from our CEO, and experienced executive officers who participate regularly in board and audit committee meetings, enhances risk oversight. Enterprise risks are identified and prioritized by our management and reported to our full board on a quarterly basis or as otherwise appropriate, while compliance and financial risks are overseen by our audit committee. Our compensation committee considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. Our chairman and other independent directors, themselves all experienced business professionals, are active in raising enterprise risk issues for board consideration and challenging our management to address their concerns and see their perspective on these issues.

Stock Ownership and Pledging Guidelines

We maintain a standard for ownership of our common stock by our directors and named executive officers for purposes of improving the alignment of interests of these individuals and those of our stockholders. Each of our directors is expected to own shares of our common stock equal to three times their annual cash retainer and each of our executive officers is expected to own shares ranging from three times their annual base salary to up to five times for the CEO. In January 2013 this standard was amended to limit the pledging of our common stock held by our directors and executive officers to not more than 50% of all shares owned and in January 2014 the pledging policy was modified further to limit the number of shares pledged to no more than 50% of our average daily trading volume. For purposes of measuring our stock ownership guidelines, any shares pledged shall be excluded from each executive officer’s or director’s ownership. For a discussion of ownership standards for our executive officers and our new pledging standard, see “Other Compensation Policies and Practices” section of the Compensation Discussion and Analysis (“CD&A”) on page 27 in this proxy statement.

Hedging Transaction Policy

In 2010 our board adopted a policy which prohibits our employees and directors from entering into transactions to hedge or offset any change in the market value of our common stock.

Capstead 2014 Proxy Statement  ô  9

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Committees and Meetings

The current standing committees of our board are listed in the table below. Each of these committees has a written charter approved by our board. A copy of the charters can be found on our website at www.capstead.com by clicking “Investor

Relations,” “Accept” and “Committee Charters.” The members of these committees and the number of meetings held during 2013 are identified in the table below, and a description of the principal responsibilities of each committee follows.

	Audit	Compensation	Executive	Governance & Nomination
Jack Bernard				X
Jack Biegler		X	Chair
Michelle P. Goolsby	X	X
Andrew F. Jacobs			X
Gary Keiser	Chair	X
Christopher W. Mahowald				X
Michael G. O’Neil	X		X	Chair
Mark S. Whiting		Chair
Number of Meetings	5	12	2	1

Our audit committee is comprised of three independent directors. This committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; and it provides assistance to our board in fulfilling their oversight responsibilities to our stockholders, potential stockholders and the investment community relating to:

•	The integrity of our financial statements and financial reporting process, including our systems of internal accounting and financial control and disclosure controls and procedures;

•	Our independent registered public accounting firm’s qualifications and independence;

•	Our compliance with legal and regulatory requirements; and

•	The performance of our internal audit function (outsourced to a third party service provider) and our independent registered public accounting firm.

Our board has determined that Ms. Goolsby and Messrs. Keiser and O’Neil are “audit committee financial experts” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. All members of our audit committee meet our Board of Directors’ Guidelines for independence of audit committee members, have financial management experience and are financially literate as required by the NYSE Listed Company Manual. Our audit committee charter limits the number of audit committees on which committee members may serve to no more than two other public companies, unless our board determines such simultaneous service would not impair the ability of such member to effectively serve. Ms. Goolsby currently serves on the audit committee for WhiteWave Foods Company.

Our compensation committee is comprised of four independent directors. Our board has determined that Ms. Goolsby and Messrs. Biegler, Keiser and Whiting are independent in accordance with NYSE listing standards and Item 407(a) of the SEC Regulation S-K. In addition to routinely reviewing our director compensation structure with our compensation consultant and making director compensation-related recommendations to our board, all of our executive compensation programs are administered under the direction of this committee. This committee is responsible for overseeing our compensation programs including:

•	Reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	Evaluating our CEO’s performance in light of those goals and approving compensation consistent with such performance;

•	Approving base salaries, annual incentives and other programs and benefits for our named executive officers other than our CEO;

•	Approving compensation programs and benefits for our other employees;

•	Reviewing and coordinating succession plans for our CEO and named executive officers;

•	Reviewing and assessing the potential risks associated with our compensation programs;

•

Reviewing and discussing the CD&A with our named executive officers, legal counsel and the committee’s compensation consultant, and recommending to our board the CD&A’s inclusion in our proxy statement and annual report on Form 10-K;

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BOARD OF DIRECTORS AND COMMITTEE INFORMATION

•	Reviewing and considering the results of non-binding advisory votes on executive compensation submitted to stockholders pursuant to Section 14A of the Securities Exchange Act; and

•	Reviewing and considering other regulatory matters related to executive compensation.

Our executive committee is comprised of three directors. During intervals between meetings of our board, this committee has all of the powers and authority of our board in managing our business and affairs, except those powers that by law cannot be delegated by our board.

Our governance & nomination committee is comprised of three independent directors. This committee is responsible for:

•	Recommending nominees to our board for the next annual meeting of stockholders;

•	Overseeing the evaluation of the performance of our board and executive officers from a corporate governance perspective;

•	Identifying qualified individuals to serve on our board consistent with criteria approved by our board; and

•	Developing, recommending to our board, and maintaining our governance policies and guidelines.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2013, Ms. Goolsby and Messrs. Biegler, Keiser and Whiting served on our compensation committee. No member of this committee was at any time during 2013 or at any other time an officer or employee of ours, and no member had any relationship with us requiring disclosure in the “Related Person

Transactions” section of this proxy statement. None of our executive officers has served on the board or compensation committee of any other entity that has or had one or more executive officers who served as a member of our board or compensation committee during 2013.

Meetings of Non-Management Directors

Non-management directors regularly meet without management in connection with our quarterly board meetings. Accordingly, such directors met four times in 2013. At these meetings, the non-management directors reviewed strategic issues for consideration by our board, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that our chairman will preside at such meetings. The chairman is generally responsible for advising our CEO of decisions reached and suggestions made at these sessions. If non-

management directors include a director who is not an independent director, our Board of Directors’ Guidelines requires that at least one of the scheduled executive sessions include only independent directors. Presently, all of our non-management directors are independent.

Stockholders and interested parties may communicate with the presiding director or non-management directors as a group by utilizing the communication process identified in the “Interested Party and Stockholder Communication with our Board” section of this proxy statement.

Capstead 2014 Proxy Statement  ô  11

OUR CORPORATE GOVERNANCE PRINCIPLES

OUR CORPORATE GOVERNANCE PRINCIPLES

Our policies and practices reflect corporate governance initiatives that are compliant with the NYSE listing standards and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Directors’ Guidelines, charters for our board committees, our Code of Business Conduct and Ethics (applicable to all of our employees, officers and directors) and our Financial Code of Professional Conduct. The corporate governance section can be found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Governance Documents.”

Each of our directors should, to the best of his or her ability, perform in good faith the duties of a director and/or a committee member in a manner he or she believes to be in our best interests with the care an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when the circumstances would alert a reasonable director to the need thereof. Our directors are expected to attend, in person or by telephone, all meetings of our board and committees on which they serve, as well as attend in person our annual meeting of stockholders.

Considerations for Nomination

Our governance & nomination committee considers and makes recommendations to our board concerning candidates for election and the appropriate size of our board. In considering incumbent directors, the committee reviews the directors’ overall service during their terms, including the number of meetings attended, level of participation and quality of performance. Other considerations include the directors’ level of ownership of our equity securities and, when applicable, the nature of and time involved in the directors’ service on other boards. The committee reviews the completed qualification questionnaires submitted by incumbent directors (as previously described in the “Board Member Independence” section of this proxy statement) prior to making its recommendation to our board regarding the slate of directors for election at the following year’s annual meeting of stockholders.

In considering candidates to fill new positions created by expansion and/or vacancies that occur because of resignation, retirement or any other reason, the committee uses its and our management’s network of contacts to compile a list of potential candidates. The committee may also engage, if it deems appropriate, a professional search firm. Candidates are selected on the basis of talent and experience relevant to our business without regard to race, religion, gender or national origin as described in our Board of Directors’ Guidelines. Accordingly, our board does not consider diversity in identifying nominees for director in the sense that it is agnostic as to a potential nominee’s characteristics in this regard and does not have any diversity goals or guidelines relative to the overall make-up of our board. Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility. Each candidate should also have a genuine interest in Capstead, recognize that he or she is accountable to our stockholders and have a background that demonstrates an understanding of business and financial affairs and the complexities of a large business organization.

No person shall be eligible to serve as a director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. The committee will consider candidates recommended by stockholders provided stockholders follow the procedures set forth in the “Stockholder Procedures for Director Candidate Recommendations” section of this proxy statement. The committee evaluates a candidate using the criteria set forth above regardless of who nominated the candidate.

Service on Other Boards

Our Board Of Directors’ Guidelines prohibit our directors from serving on more than four boards of other public companies and recommends its audit committee members serve on the audit committee of no more than two other public companies.

In addition, our CEO’s service is limited to two other public company boards. With the exception of Ms. Goolsby who serves on one other public company board, none of our directors presently serve on other public company boards.

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OUR CORPORATE GOVERNANCE PRINCIPLES

Mandatory Resignation

Our Board of Directors’ Guidelines require a director to promptly submit a letter of resignation to our governance & nomination committee if the director (i) changes substantially his or her principal occupation or business association for any reason other than retirement or retirement planning, (ii) declares or is otherwise involved in a personal bankruptcy or the bankruptcy of a business in which he or she is a principal, or (iii) is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency. The committee will in turn consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, in its sole judgment, shall then decide whether such event requires the board to accept such resignation in the best interests of the company and its stockholders.

In November 2012 our board modified our Bylaws to adopt a majority vote standard in any election of directors which is not a contested election. A nominee for director in an uncontested election shall be elected to our board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election provided that in the case of a contested election, directors shall be elected by a plurality of the votes cast. Concurrent with adoption of the majority vote standard in uncontested elections, our board modified our Board of Directors’ Guidelines to require an incumbent director who does not receive a majority of the votes cast and therefore is not re-elected, to promptly submit a letter of resignation to our governance & nomination committee. The committee will in turn consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, excluding the resigning director, will make a decision regarding the resignation within 90 days after the date on which the certification of the stockholder vote on the election of directors is made, and our Board will publicly disclose its decision and related rationale. If a decision is made to accept the resignation, the director’s resignation shall be effective immediately.

A director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust shall resign effective immediately. An employee director must resign from our board, unless a majority of our board determines otherwise, once he or she ceases to be employed by us whether due to retirement or otherwise.

OTHER GOVERNANCE INFORMATION

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Director Candidate Recommendations

Our governance & nomination committee will consider written director candidate recommendations made by stockholders to our secretary at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404. Electronic or facsimile submissions will not be accepted. For the committee to consider a candidate, submissions must include sufficient information concerning the recommended individual including biographical data such as age; employment history; a description of all businesses that employ or employed the candidate, including the name and phone number of the businesses; a list of board memberships the candidate holds, if any; and additional information that would provide a more complete understanding of the experiences, qualifications, attributes or skills of each director nominee in light of Capstead’s business and structure. In addition, the candidate should affirm he or she can read and understand basic financial statements and consent to stand for election, if nominated by our board, and serve, if elected by our stockholders.

Once a fully complete recommendation is received by the committee, the candidate will be sent a questionnaire that requests additional information regarding independence, qualifications and other information to assist the committee in evaluating him or her, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Further, the questionnaire provides that the individual must grant consent to us to conduct a confidential background search of the individual to the extent allowable under federal, state and local legislation. The recommended candidate must return the questionnaire within the time frame as outlined in the following sentence to be considered for nomination by the committee. Recommendations for which we have received completed questionnaires by December 17, 2014 will be considered for candidacy for the 2015 annual meeting of stockholders. Completed questionnaires received after December 17, 2014 will be considered for candidacy for the 2016 annual meeting, if not earlier withdrawn.

Capstead 2014 Proxy Statement  ô  13

OTHER GOVERNANCE INFORMATION

Interested Party and Stockholder Communication with our Board

Interested parties and stockholders who wish to contact any of our directors either individually or as a group may do so by calling toll-free (800) 358-2323, by writing to them care of Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 or via e-mail at directors@capstead.com. Interested party and stockholder calls, letters and e-mails are screened by our employees based on criteria established and maintained by our governance & nomination committee, which includes filtering out improper or irrelevant communications such as solicitations, advertisements, spam, surveys, junk mail, mass mailings, resumes and other forms of job inquiries.

Director Orientation and Continuing Education

Our board and named executive officers conduct a comprehensive orientation through a review of background material and meetings with our executive officers to familiarize new directors with our vision, strategic direction, core values, ethics, financial matters, corporate governance practices and other key policies and practices. Our board recognizes the importance of continuing education for our directors and is committed to providing such education to improve the performance of our board and its committees. Our executive officers assist in identifying and advising our directors about opportunities for continuing education including conferences provided by independent third parties. Mr. Biegler and Mr. O’Neil attended Stanford University’s Directors’ College in June 2013. Ms. Goolsby attended the NYSE Governance Services Corporate Board Member Compensation Committee Boot Camp in November 2013. Ms. Goolsby and Mr. Jacobs attended the University of Texas at Dallas Corporate Governance Conference in September 2013. In connection with maintaining his license as a certified public accountant, Mr. Jacobs is required to earn at least 120 continuing education credit hours over each three-year period.

Annual Board Evaluation and Individual Director Self-Evaluations

Section 303A.09 “Corporate Governance Guidelines” of the NYSE Listed Company Manual requires listed company boards to conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. At least once a year we provide each of our directors a self-evaluation questionnaire regarding the performance of our board and one for each of our committees on which he or she serves. The completed committee questionnaires are given to the respective committee chair to review and discuss during the next scheduled committee meeting. The director who presides at our non-management director meetings receives the board self-evaluation questionnaires to review and discuss with directors at our annual board meeting.

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual.

A description of the business experience of each for at least the past five years follows the table.

	Age	Title
Andrew F. Jacobs	54	President and Chief Executive Officer
Phillip A. Reinsch	53	Executive Vice President, Chief Financial Officer and Secretary
Robert R. Spears, Jr.	52	Executive Vice President – Director of Residential Mortgage Investments
Michael W. Brown	47	Senior Vice President – Asset and Liability Management and Treasurer

For a description of Mr. Jacobs’ business experience, see the “Election of Directors” section of this proxy statement.

Mr. Reinsch has served as our executive vice president, CFO and secretary since 2006. Prior thereto, Mr. Reinsch served as our senior vice president, CFO and secretary from 2003 to 2006 and has served in various other executive positions with us since 1993. Mr. Reinsch was employed by Ernst & Young LLP from 1984 to 1993, last serving as an audit senior manager. Mr. Reinsch is a certified public accountant.

Mr. Spears has served as our executive vice president – director of residential mortgage investments since 2006. Prior thereto, Mr. Spears had served as our senior vice president – asset and liability management since 1999. From 1994 to 1999, he served as our vice president – asset and liability management. Mr. Spears was employed by NationsBanc Mortgage Corporation from 1990 to 1994, last serving as vice president – secondary marketing manager.

Mr. Brown has served as our senior vice president – asset and liability management and treasurer since 2006. Prior thereto, Mr. Brown had served as our vice president – asset and liability management and treasurer since 1999. Mr. Brown has been associated with us since 1994.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information relevant to understanding the 2013 compensation of our executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers or NEOs. The following discussion also contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Summary

The compensation committee of our board has responsibility for establishing, implementing, and monitoring adherence to our compensation programs and practices. Our compensation philosophy is to provide competitive, performance-based compensation programs to attract, motivate, and retain employees vital to our long-term financial success and the creation of stockholder value.

Response to 2013 Say-on-Pay Vote. In 2013, approximately 68% of the votes cast supported the compensation paid or awarded to our NEOs in 2012. This level of support fell below our expectations. In response, the committee conducted an extensive review of our compensation programs and practices, solicited feedback from investors, and made a number of important changes in 2013 and early 2014. As part of this process, the committee reached out to many of our largest stockholders to engage in a dialogue about our executive compensation program and practices. The committee chairman and other members of the committee participated in discussions with stockholders representing over 30% of our outstanding common stock, soliciting feedback on our current programs as well as changes under consideration. Through this process, the committee determined that the investment community supported our changes made in 2013 and other changes under consideration and viewed them as improvements to our compensation programs.

Key changes include:

•

Terminating our former discretionary annual bonus program effective June 30, 2013, replacing it with a nondiscretionary and formulaic, target-based plan referred to as the revised 2013 annual incentive plan, with multiple, pre-established performance goals and defined threshold, target and maximum awards as a percentage of base salary;

•

Expanding our peer group to provide a broader representation of the mortgage REIT industry (i.e., agency, non-agency, hybrid and selected other mortgage REITs), collectively referred to as our mortgage REIT peers;

•

Implementing a new performance-based long-term incentive plan to incorporate multiple, pre-established performance goals measuring both absolute and relative performance, and defined threshold, target and maximum awards as a percentage of base salary;

•	Adjusting our NEOs’ pay mix to place greater emphasis on long-term (versus short-term) performance;

•	Adding “double-trigger” vesting provisions to new grants of equity awards;

•	Modifying our pledging policy to further limit the number of shares pledged to no more than 50% of our average daily trading volume;

•	Adopting the 2014 annual incentive plan to further incorporate additional short-term incentive plan metrics important to our stockholders;

•	Expanding the committee membership, helping to bring new perspectives and a “fresh look” to our compensation arrangements; and

•	Eliminating any participation of the CEO in making recommendations as to his own compensation.

Recent Company Performance. We operate as a self-managed REIT and earn income from investing in a leveraged portfolio of residential adjustable-rate mortgage (“ARM”) securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, referred to as the Agency mortgage securities. We believe our strategy of investing primarily in short-duration, seasoned ARM securities differentiates us from our peers from an interest rate risk perspective and makes us one of the most defensively-positioned mortgage REITs invested primarily in Agency mortgage securities, whom we refer to as our Agency REIT peers. Duration is a common measure of market price sensitivity to interest rate movements and a shorter duration indicates less interest rate risk. Highlights of our 2013 performance include:

•	Validating the advantage of our short-duration ARM investment strategy during a year that experienced relatively sharp increases in longer-term interest rates:

•

Delivering a total economic return (common stock dividends and changes in book value per common share) significantly above the returns of all of our Agency REIT peers and most of our Mortgage REIT peers and;

•

Opportunistically replacing portfolio runoff at attractive levels and not selling any mortgage assets in the face of bond market adjustments to higher rates, even as our Agency REIT peers incurred significant realized losses from asset sales and reported significant unrealized losses in the value of their remaining portfolios;

Capstead 2014 Proxy Statement  ô  15

EXECUTIVE COMPENSATION

•

Issuing $170 million face amount of 7.50% Series E perpetual preferred shares using related proceeds and cash on hand to redeem higher-cost perpetual preferred shares, increasing future earnings per common share by nearly $0.09 annually;

•	Maintaining a highly-efficient investment platform with operating costs as a percentage of average long-term investment capital of 89 basis points, the lowest ratio of any Mortgage REIT peer; and

•	Maintaining a $0.31 quarterly common stock dividend, even as all our Agency REIT peers reduced their quarterly dividends.

2013 Compensation. We believe our financial performance is best measured by the economic returns we deliver to our stockholders over both short- and long-term time horizons. Accordingly, we emphasize pay-for-performance alignment in the design of our compensation programs by linking key compensation elements directly to absolute and relative performance. We believe this is reinforced by policies requiring our NEOs to hold a meaningful financial stake in Capstead. Accordingly, a significant portion of compensation paid to our NEOs is in the form of shares of our common stock, which together with share ownership requirements, provides a significant alignment of interest with our stockholders.

The primary elements of our compensation programs are base salaries, annual incentives and long-term equity-based awards. In total, 74% of our 2013 executive compensation, as measured for proxy statement purposes, was performance-based.

Executive Compensation Practices. Below we highlight certain of our executive compensation and governance policies and practices which we utilize to drive performance and serve our stockholders’ long-term interests:

Our Pay Practices Include

✓	Performance-Based Pay – We structure our compensation programs to align the interests of our NEOs with the interests of our stockholders and, as a result, the majority of total direct compensation is tied to absolute and relative performance.

✓	Meaningful Stock Ownership Guidelines – All of our NEOs are subject to significant stock ownership guidelines that require the retention of a dollar value of Capstead stock based on a multiple of their base salary, and any pledged shares are excluded from ownership calculations.

✓	Limited Benefits and Perquisites – Supplemental benefits provided to our employees (including the NEOs) are limited to 401(k) and deferred compensation retirement benefits and insurance premiums.

✓	Risk Assessment – Our compensation consultant assists the committee in conducting an annual risk assessment of our compensation programs.

✓	Clawback Policy – We have a clawback policy that allows us to take back, under certain circumstances, compensation paid to our NEOs.

✓	Tally Sheets – We review tally sheets, reflecting historical compensation amounts for our NEOs, prior to making annual executive compensation decisions.

Our Pay Practices Do Not Include

Tax Gross-Ups – We do not provide tax gross-ups on perquisites or change in control benefits.

“Single Trigger” Benefits – Beginning in 2013, we do not provide any benefit payments solely as a result of a change in control (“CIC”); instead benefits are provided only in the event of termination following a CIC.

Derivatives Trading and Hedging – We do not permit our executives to engage in any derivatives trading or hedging transactions associated with their holdings of Capstead stock.

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EXECUTIVE COMPENSATION

Response to 2013 Say-on-Pay Vote

In 2013, approximately 68% of the votes cast supported the compensation paid or awarded our NEOs in 2012. This level of support fell below our expectations. While a majority of stockholders expressed support, the committee believed the vote result warranted a “fresh look” at our executive compensation program design and practices and expanded the committee’s membership to help bring in a new perspective in this effort.

In an effort to ensure we were being responsive to the views of our stockholders, the committee considered feedback received during and after the 2013 proxy vote solicitation process and pursued changes it believed would be responsive to investors’ feedback and in the best interests of our stockholders. The committee elected to adopt certain changes that would affect annual incentive compensation for the second half of 2013. These changes were subsequently reviewed with investors as part of our outreach effort described below, which led to revisions to our annual incentive plan that became effective for 2014.

The chairman and other members of the committee spoke with many of our largest stockholders about our executive compensation programs and practices. These stockholders represented over 30% of our outstanding common stock and included seven of our twenty largest stockholders. Discussions with investors covered a range of topics, including the investors’ perspectives on Capstead’s performance, our 2012 compensation program design, short-term incentive plan changes adopted for the second half of 2013 and their thoughts on further refinements to our programs for 2014. The investment community was very supportive of the program and policy changes. Certain investors expressed a preference for greater emphasis on measures of absolute performance when determining the short-term incentive compensation for the NEOs, rather than solely measuring company performance on a relative basis – a suggestion we incorporated into the 2014 Program. These discussions helped us better understand the views of our stockholders and helped them understand how the committee approached and designed our compensation programs.

The following table summarizes key changes we adopted in response to the 2013 Say-on-Pay vote and feedback received through our investor outreach efforts:

Component/Policy	Past Practices	Changes Implemented	Effective
Peer Group	Peer group limited to mortgage REITs investing primarily in Agency-backed mortgage pass-through securities, referred to as Agency REIT peers.	While continuing to emphasize Agency REIT peers, the peer group was expanded to include mortgage REITs investing in other types of mortgage securities.	July 2013
Pay Mix	Less than 20% of compensation earned based on long-term performance (i.e., performance periods of longer than one-year).	More than doubled the proportion of compensation earned based on long-term performance.	July 2013

Annual Incentive Plan
Performance Metrics

Incentive pool determined by 10% of earnings above the 10yr UST + 2% (minimum 10%); funding capped at 0.5% of investment capital.

Earnings-derived incentive pool used as guideline to determine awards, but committee had final discretion to determine awards.

Nondiscretionary, formulaic plan based on defined goals:

•    Relative economic return vs. Agency REIT peers;

•   Relative economic return vs. mortgage REIT peers;

•    Relative operating efficiency vs. mortgage REIT peers;

•   Individual objectives; and

•    Absolute economic return (added in 2014).

Initial revisions effective July 2013 Further revisions effective for 2014
Payout	Individual opportunities not defined; no maximum individual payout except relative to the overall funding cap discussed above.	Threshold, target and maximum payout based on percentages of base salary.	July 2013
Settlement	Subject to the discretion of the committee, but typically 50% cash and 50% stock.	100% in cash following the end of the performance period.	July 2013
Dividend Equivalent Rights	Reported as an element of base salary.	Due to variable, performance-driven payout, reported as a form of annual incentive compensation.	2013

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EXECUTIVE COMPENSATION

Long-Term Incentive Plan
Performance Metrics	Formulaic plan using a single metric equal to an annualized return on average long-term investment capital equal to or exceeding 8%.

Formulaic plan using multiple metrics:

•   Relative economic return vs. Agency REIT peers:

•    Relative economic return vs. mortgage REIT peers:

•   Absolute economic return: and

•    Relative total stockholder return vs. mortgage REIT peers.

December 2013
Performance Period	Rolling three-year performance periods; if goal not met during the initial performance period, award deferred and retested in rolling three-year periods, with expiration after seven years if not vested.	Single, three-year performance period; no retesting.	December 2013
Settlement	50% of award delivered in year following achievement of initial three-year performance goal. Remaining 50% delivered following achievement of second three-year performance goal.	100% of award delivered in fully-vested common shares in year following the end of the performance period.	December 2013
Change-in-Control	Single trigger vesting.	Double trigger vesting beginning with awards granted during 2013.	December 2013

Other Practices
Pledging policy	Limit the amount of shares pledged to not more than 50% of owned shares.	Amount of shares pledged subject to additional limit of no more than 50% of the average daily trading volume.	January 2014

Collectively, these changes to our compensation programs resulted in a significant shift in the manner and form in which compensation is delivered, as illustrated in the charts below comparing 2012 and 2013 average pay mix for our NEOs.

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What We Pay and Why

In this section we review the various factors influencing the design of our compensation programs and decisions affecting 2013 compensation of the NEOs, including:

•	our philosophy,

•	the role of the committee, its consultant and management in making compensation decisions,

•	our use and the role of peer companies,

•	objectives of our program,

•	review of 2013 total direct compensation,

•	other 2013 compensation elements, and

•	decisions affecting compensation for 2014.

Our Philosophy

Our compensation programs are designed to provide competitive, performance-based compensation programs to attract, motivate, and retain employees vital to our long-term financial success and the creation of stockholder value. This pay-for-performance philosophy is the cornerstone of all of our compensation programs. The committee believes that a company’s executive compensation practices are a window through which the outside world, and most importantly stockholders, sees an organization’s priorities.

The committee (assisted by its compensation consultant) has designed and administered compensation programs it believes support this philosophy. In implementing its philosophy, the committee:

•

Recognizes the complexities of managing a large portfolio of residential mortgage securities. Many of the challenges in managing such a portfolio are market driven and management’s role is to position Capstead for strong performance in varying market conditions. The creation of stockholder value ultimately rests with the NEOs and the successful execution of our business strategies through a changing market environment. These factors influence the selection of our performance metrics, setting of performance goals, and evaluation of our performance.

•

Considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. These factors influence the setting of performance goals, evaluation of our performance, and the establishment of governance policies (such as leverage, stock ownership, and hedging policies) that may mitigate these risks.

•

Evaluates performance and determines compensation levels after careful consideration of various inputs, including: (i) our performance measured against our stated business objectives, (ii) each of our executive’s individual performance and contribution toward our business objectives, (iii) the amounts and form of prior compensation to our NEOs, (iv) our absolute and relative performance against peers and (v) the performance and compensation practices of our mortgage REIT peers.

The Role of the Committee, Its Consultant and Management in Making Compensation Decisions

Committee. The committee has primary responsibility for determining and approving, on an annual basis, the compensation of our CEO and other NEOs. The committee is advised by an independent compensation consultant to make recommendations with respect to both overall guidelines and specific compensation elements. The committee’s review of individual executive officer compensation includes, but is not limited to, a review of company and individual performance as well as the total value of past compensation, including long-term equity incentive awards.

Members of the committee also participate in the board of directors’ annual CEO performance review and setting of annual performance goals, led by our board chairman. The committee establishes compensation levels for our CEO in consultation with its independent compensation consultant. It should be noted that our CEO neither recommends nor is involved in any discussions regarding his own compensation.

Compensation Consultant. The committee has the sole authority to select, retain, and terminate outside compensation consultants, independent legal counsel or other experts or advisors. Pay Governance LLC has been engaged by our committee to serve as its consultant on executive and director compensation matters since 2010. Pay Governance LLC provides advice and analysis to the committee on the design, structure and level of executive and director compensation, and, when requested by the committee, attends meetings of the committee and participates in executive sessions without members of management present. Pay Governance LLC reports directly to the committee, and the committee reviews, on an annual basis, Pay Governance LLC’s performance and provides Pay Governance LLC with direct feedback.

The committee recognizes that it is essential to receive objective advice from its compensation advisors. To that end, the committee has assessed the independence of Pay Governance LLC pursuant to SEC rules and concluded that Pay Governance LLC’s work for the committee does not raise any conflict of interest.

Role of CEO and Management. While the committee has responsibility to approve and monitor compensation for our NEOs, management plays an important role in the process, providing input into financial goals and providing information to the committee and Pay Governance LLC on our performance and that of our mortgage REIT peers. Our CEO also assists the committee by providing a self-assessment of his own performance, but neither recommends nor is involved in any discussions regarding his own compensation. The CEO also

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EXECUTIVE COMPENSATION

provides the committee with an assessment of the performance of senior executives (other than himself) and recommends to the committee adjustments to compensation opportunities of those other NEOs. The committee considers those recommendations when making compensation decisions.

Our Use and the Role of Peer Companies

Our investment strategy entails investing in a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of Agency ARM securities. Accordingly, many of our investors evaluate us in this context and monitor our performance relative to other mortgage REITs with large portfolios of Agency mortgage securities. We consider these companies to be the most relevant for purposes of benchmarking our performance and our primary competitors for both capital and executive talent. There are a limited number of publicly-traded companies that meet these criteria:

Agency REIT Peers
American Capital Agency Corp.*
Annaly Capital Management, Inc.*
Anworth Mortgage Asset Corporation*
ARMOUR Residential REIT, Inc.*
CYS Investments, Inc.
Hatteras Financial Corp *
* Externally-managed.

While it is important to consider pay practices and performance of companies with similar investment strategies, there is another segment of our investor base that invests in and evaluates our performance relative to a broader set of mortgage REITs. As a result, during 2013, the committee expanded its perspective to include other types of mortgage REITs which it believes have similar business models and/or would be competitors for capital among a segment of our investor base. The committee also believes these companies would be competitors for the type and quality of executive talent appropriate for Capstead. This group is comprised of all publicly-traded Agency mortgage REITs, most publicly-traded so-called “hybrid mortgage REITs” which have significant investments in both Agency and non-Agency mortgage securities and select other mortgage REITs which do not invest in Agency mortgage securities, but which the committee believes have similar business models and are competitors for both capital and executive talent.

The following companies comprise our mortgage REIT peers (Agency REIT peers also included in this group are italicized):

Mortgage REIT Peers
AG Mortgage Investment Trust, Inc.*
American Capital Agency Corp.*
American Capital Mortgage Investment Corp.*
Annaly Capital Management, Inc.*
Anworth Mortgage Asset Corporation*
Apollo Residential Mortgage, Inc.*
ARMOUR Residential REIT, Inc.*
Chimera Investment Corporation**
CYS Investments, Inc.
Dynex Capital Inc.
Five Oaks Investment Corp.*
Hatteras Financial Corp.*
Invesco Mortgage Capital Inc.*
iStar Financial Inc.
JAVELIN Mortgage Investment Corp.*
MFA Financial, Inc.
New York Mortgage Trust Inc.
NorthStar Realty Finance Corp.
RAIT Financial Trust
Redwood Trust, Inc.
Two Harbors Investment Corp.*
Western Asset Mortgage Capital Corporation*
ZAIS Financial Corp.*

*      Externally-managed.

**     Although identified as a peer, Chimera Investment Corporation has not been included in any evaluation of company performance due to its failure to make timely filings with the SEC.

As discussed further below, the revised annual and long-term incentive plans use both the Agency REIT peers and mortgage REIT peers separately (without regard to their internal vs. external management structure) for purposes of evaluating our relative performance and, ultimately, determining earned compensation under each of these plans.

Differentiating between internally-managed and externally-managed peers is an important distinction when monitoring pay levels:

•

Internally-Managed Peers: Similar to Capstead, the executive management of these organizations are employees of the listed company. As a result, detailed executive officer compensation information is fully disclosed in the annual proxy statements of these companies.

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EXECUTIVE COMPENSATION

•

Externally-Managed Peers: Unlike Capstead, these organizations typically do not have any employees, but are managed by a third-party which receives a management fee to provide personnel and, depending upon the specific management contract, other costs necessary for the operation of the listed company. As a result, compensation-related data for the executive officers of these companies is often not publicly disclosed or is incomplete because disclosures do not include payments made by the external manager to its executive officers.

The committee considers information regarding our peers’ pay levels and practices to establish a point of reference when making compensation decisions. While we seek to establish pay levels that are consistent with market medians, we do not “benchmark” NEO compensation so that it must equal a specified level relative to other companies. Rather, the committee makes decisions regarding pay opportunities it considers appropriate in light of its philosophy and information available from our mortgage REIT peers. The committee believes pay opportunities consistent with market medians are often appropriate; however, the committee may choose to pay above or below market medians when it believes doing so would be appropriate to account for scope of position responsibilities, experience, skills, internal equity and other factors.

Objectives of Our Program

Our stockholders and the broader investment community evaluate performance with particular emphasis on: (i) dividend returns to investors, and (ii) changes in our book value per common share. Together, these two factors comprise the “economic return” we deliver to our stockholders. In addition, we seek to maintain a low-cost and efficient operating platform as part of our business strategy. By managing our operating costs, we are able to deliver a higher economic return to our stockholders.

Our compensation arrangements are designed to prominently feature each of these aspects of our performance:

•

Dividend equivalent rights, referred to as DERs, directly link executive pay to the amount of dividends we pay to our stockholders each quarter. DERs reinforce a key absolute return performance metric because it delivers incentives in direct proportion to the dividends provided to investors.

•

A majority of incentive compensation is awarded based on economic return, measured on an absolute and relative basis. We reinforce our capital preservation strategy by evaluating economic return over both one-year and three-year periods, ensuring that both near-term and longer-term implications of portfolio management decisions are considered.

•

Operating efficiency, measured as the ratio of total general and administrative costs to average long-term investment capital, is a key metric in our annual incentive compensation helping to ensure we maintain a low-cost and efficient operating platform for the benefit of our stockholders. Recognizing that decisions affecting our general and administrative costs primarily have near-term implications, we evaluate our operating efficiency on an annual basis.

We believe the structure of our compensation arrangements appropriately incorporates indicators of company performance of significant importance to our stockholders and the broader investment community, helping to ensure proper alignment of management’s interests with those of our stockholders.

Review of 2013 Total Direct Compensation

The committee seeks to provide competitive, performance-based compensation opportunities necessary to attract, motivate, and retain employees vital to our long-term financial success and creation of stockholder value. The committee believes this is best achieved through a combination of pay elements it refers to as total direct compensation, comprised of:

•

Base Salary. Base salaries provide a fixed level of compensation that helps attract and retain executives. Adjustments to base salary levels recognize an executive officer’s experience, skill and performance and are made after consideration of market pay levels.

•

Performance-Based Annual Incentives. Annual incentives reward our management for delivering strong returns to investors, maintaining an efficient investment platform and meeting individual goals and objectives. The committee made changes to this program during the course of the year which are discussed further below. Presently, we provide annual incentive opportunities through two vehicles:

Annual Incentive Plan	• 80% of award is determined based on our performance relative to peers. • 20% of award is determined based on achievement of individual objectives which align with our strategic priorities.
Dividend Equivalent Rights (DERs)

•   Common dividends declared by us for the benefit of our investors determine the award value; as a REIT we are required to distribute virtually all of our taxable income to stockholders as dividends; this structure supports a key absolute return performance metric because it delivers incentives in direct proportion to the dividends provided to investors.

•

Performance-Based Long-Term Incentives. Long-term incentives reward our management for sustaining strong performance over multiple years. As discussed further below, during 2013, the committee made changes to this program.

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EXECUTIVE COMPENSATION

2013 Base Salary

•	NEOs did not receive any base salary adjustments in 2013.

Historically, the committee has made decisions regarding base salaries of the NEOs after completion of the second quarter, with any adjustments effective for the second half of the year. In light of the committee’s undertaking of the overall redesign of its compensation programs, the committee elected to defer any base salary actions until after it had completed its efforts. As a result, the NEOs did not receive base salary adjustments for 2013.

2013 Performance-Based Annual Incentives

•	We deliver annual incentives via two programs: an annual incentive plan and DERs.

•

The committee terminated the prior annual bonus program effective June 30, 2013. Consistent with prior years, amounts earned under this arrangement are reported as bonus compensation in our Summary Compensation Table.

•

Effective July 1, 2013, the committee implemented the revised 2013 annual incentive plan. Amounts earned under this arrangement are reported as non-equity incentive plan compensation in the Summary Compensation Table.

The committee believes annual incentives are an important tool to motivate and reward management for delivering strong operational performance and achievement of strategic objectives.

For the first half of 2013 and in prior years, this goal was accomplished through an annual bonus program utilizing a performance-based formula to create a funding guideline and pool, which could be used to distribute awards to our NEOs and other employees. Notwithstanding the formulaic result, the committee retained complete discretion to: (i) determine the amount actually awarded; (ii) allocate any such amount among our NEOs and other employees, and (iii) determine the form of any such awards (e.g. cash versus equity awards). For the first half of 2013, the annual bonus program was funded under the historical formula:

•	A “minimum performance threshold” set at the greater of (i) 10% or (ii) the average 10-year U.S. Treasury rate + 200 basis points.

•	Funding established as 10% of earnings above the minimum performance threshold, not to exceed 0.5% of average long-term investment capital.

Prior to termination of this program effective June 30, 2013, the historical funding formula had generated an incentive pool of $474,000 for distribution, of which the committee distributed $299,000 to the NEOs subsequent to the end of the year as follows:

Executive	First Half 2013 Annual Bonus Payout
Andrew F. Jacobs	$113,604
Phillip A. Reinsch	63,113
Robert R. Spears, Jr.	79,680
Michael W. Brown	42,602

During 2013, the committee modified its approach to annual incentives by adopting the revised 2013 annual incentive plan, which became effective July 1, 2013. Under the revised 2013 annual incentive plan:

•

Each NEO had a target opportunity equal to 125% of his base salary, with a maximum total opportunity of 170% of his target opportunity. For 2013, award opportunities were pro-rated to reflect the fact that the revised 2013 annual incentive plan was effective for only the second half of 2013.

•

80% of the award opportunity was earned based on our performance relative to our peers as specified below. Consistent with the committee’s perspective on its peers, relative economic return performance was evaluated separately against both our Agency REIT peers and our mortgage REIT peers.

•	20% of the award opportunity was earned based on an assessment of the performance of each NEO relative to individual objectives established by the committee.

Revised 2013 Annual Incentive Plan Performance Metrics

Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (40%)	Agency REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Relative Economic Return (20%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Relative Operating Efficiency (20%)	Mortgage REIT Peers	Goal: 85th Percentile Payout: 50%	Goal: 90th Percentile Payout: 100%	Goal: 95th Percentile Payout: 150%
Individual Objectives (20%)	N/A	Between 0%--100%
Actual performance and payouts were interpolated between threshold and maximum performance levels as necessary.

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EXECUTIVE COMPENSATION

Following the end of 2013, the committee assessed our performance under each of the above criteria, with results as follows:

•

Relative Economic Return – Agency REIT Peers. Our economic return, measured as the change in book value per share plus the value of dividends declared, was the highest among the Agency REIT peers, as illustrated in the chart below. Accordingly, NEOs earned the maximum 200% payout for this portion of the award.

•

Relative Economic Return – Mortgage REIT Peers. Our economic return, measured as the change in book value per share plus the value of dividends declared, was positioned at the 73rd percentile relative to the mortgage REIT peers, as illustrated in the chart below. As a result, NEOs earned 165% of their target payout opportunity for this portion of the award.

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EXECUTIVE COMPENSATION

•

Relative Operating Efficiency – Mortgage REIT Peers. The ratio of our total general and administrative costs to our average long-term investment capital, which we refer to as our operating efficiency ratio, was lowest among the mortgage REIT peers, as illustrated in the chart below. Accordingly, NEOs earned the maximum 150% payout for this portion of the award.

•

Individual Objectives. Our NEOs were able to substantially satisfy stated individual goals and objectives, including successfully restructuring our preferred capital through the redemption of existing preferred stock with the proceeds from the issuance of new preferred stock at more attractive market rates, took advantage of relatively sharp increases in longer-term interest rates to replace portfolio run-off at attractive levels without selling any Agency mortgage securities, continued to pursue opportunities to enhance liquidity and maintained strong relationships with investment banking firms, banks, analysts and other market participants. As a result of the strong individual performances of each NEO, each participant earned 100% of his target payout opportunity for this portion of the award.

Total payout under the revised 2013 annual incentive plan for July through December of 2013 was as follows:

Executive	Second Half 2013 Annual Incentive Payout
Andrew F. Jacobs	$733,500
Phillip A. Reinsch	407,500
Robert R. Spears, Jr.	514,469
Michael W. Brown	275,062

DERs awarded by the committee in prior years remain an important vehicle through which the NEOs are rewarded for delivering returns to stockholders. As a REIT we are required to pay out 90% of our taxable income to stockholders in the form of dividends. DERs represent notional rights, which entitle the holder to cash payments equal to the per share dividend amounts declared on our shares of common stock, thus linking a significant portion of our NEOs’ compensation to our performance.

The table below provides information on the total number of DERs held by each of our NEOs throughout 2013 and the total amount of dividend equivalents earned. No additional DERs were awarded in 2013. All outstanding DERs expire in 2015.

Executive	Number of Dividend Equivalent Rights	Dividend Equivalents Earned During 2013
Andrew F. Jacobs	220,000	$272,800
Phillip A. Reinsch	142,000	176,080
Robert R. Spears, Jr.	202,000	250,480
Michael W. Brown	90,000	111,600

The value of dividend equivalents earned by our NEOs during 2013 was 11% lower than the value earned during 2012, which was directly attributable to lower 2013 dividends in comparison to the prior year.

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EXECUTIVE COMPENSATION

Total 2013 Annual Incentives

Executive	First Half 2013 Annual Bonus Payout	Second Half 2013 Annual Incentive Payout	Dividend Equivalents Earned During 2013	Total 2013 Annual Incentives
Andrew F. Jacobs	$113,604	$733,500	$272,800	$1,119,904
Phillip A. Reinsch	63,113	407,500	176,080	646,693
Robert R. Spears, Jr.	79,680	514,469	250,480	844,629
Michael W. Brown	42,602	275,062	111,600	429,264

2013 Performance-Based Long-Term Incentives

•	During 2013, the committee implemented a new performance-based long-term incentive plan.

•	All long-term incentives awarded in 2013 were in the form of equity-based performance units and are subject to performance conditions, providing strong alignment with stockholders’ interests.

•	Awards are earned based on several measures of both absolute and relative performance over a prospective, three-year performance period from January 1, 2014 through December 31, 2016.

The committee believes our NEOs should have an ongoing stake in the long-term success of our business and should have a meaningful portion of their total compensation paid in the form of performance-based equity awards. Accordingly, in 2013 performance-based equity awards represent more than 35% of our NEOs’ target compensation opportunity.

Under the new program adopted by the committee in 2013, all awards are in the form of performance units, which are convertible into shares of our common stock following a three-year performance period, with the amount of the award dependent upon the achievement of the following performance conditions:

2013 Long-Term Incentive Award Performance Metrics

Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Relative Economic Return (20%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	Goal: 10% Payout: 50%	Goal: 12.5% Payout: 100%	Goal: 15% Payout: 200%
Relative TSR (20%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

In December 2013, each of the NEOs received an award with a target opportunity value equal to approximately 150% of such officer’s base salary effective January 1, 2014, with a maximum payout equal to 200% of the target opportunity. At the end of the performance period, each executive will be entitled to receive all dividends and any other distributions declared from the grant date through the end of the performance period with respect to the number of shares earned, if any. No dividends will be paid on shares that are not earned subject to the performance conditions specified above.

Executive	Target Number of Performance Units	Grant Date Fair Value of Performance Units*
Andrew F. Jacobs	91,167	$1,135,029
Phillip A. Reinsch	51,054	635,622
Robert R. Spears, Jr.	63,817	794,522
Michael W. Brown	36,467	454,014
* Based on grant date fair value assigned for accounting purposes of $12.45 per unit.

In addition, effective for equity awards granted beginning in December 2013, equity awards contain “double trigger” vesting provisions that provide for accelerated vesting only if there has been (i) a change in control and (ii) an involuntary termination without cause or a voluntary resignation for good reason occurs within two years following the change in control, unless otherwise specifically determined by the committee.

Capstead 2014 Proxy Statement  ô  25

EXECUTIVE COMPENSATION

Other 2013 Compensation Elements

Our NEOs participate in our other benefit programs including basic life insurance, accidental death and dismemberment insurance, long-term disability insurance, long-term care insurance, a charitable gift matching program, and a qualified defined contribution retirement plan, or 401(k) plan, each on the same terms offered to other employees.

In addition, we offer the following benefits to our NEOs:

•

We have a nonqualified deferred compensation plan for our NEOs and any other employees whose eligible compensation exceeds the maximum amount of compensation which may be considered for purposes of determining contributions to our tax-qualified plan pursuant to Internal Revenue Code Section 401(a)(17) ($255,000 in 2013). The plan extends the general matching provisions of the 401(k) plan to base salary and annual incentive compensation amounts, excluding DERs, in excess of $255,000. The aggregate cost to us of this benefit to our NEOs was $143,822 in 2013.

•

We have agreements with our NEOs and certain other employees which provide severance payments in the event they are terminated for any reason, including death or disability, other than those reasons described in the “Potential Payments Upon Termination or Change-in-Control” table of this proxy statement. These agreements were entered into in December 1999 with each person employed by us at that time and, following his appointment as CEO, we entered into an amended agreement with Mr. Jacobs in February 2004. Any payment under any of these agreements will be limited as follows: three times base salary for Mr. Jacobs, two times base salary for Messrs. Reinsch and Spears and one and one-half times base salary for Mr. Brown. Severance payments are not entitled to any tax gross-up.

Decisions Affecting Compensation for 2014

•	The committee approved base salary adjustments for each of the NEOs, effective January 1, 2014.

•

Based on continued dialogue with our investors, the committee has adopted further modifications to the annual incentive plan effective January 2014 to incorporate an absolute return performance metric.

In December 2013, the committee approved base salary increases for the NEOs set forth below, which became effective January 1, 2014:

Executive	2013 Base Salary	2014 Base Salary	Change in Base Salary
Andrew F. Jacobs	$720,000	$750,000	4.2%
Phillip A. Reinsch	400,000	420,000	5.0
Robert R. Spears, Jr.	505,000	525,000	4.0
Michael W. Brown	270,000	300,000	11.1

Following further dialogue with stockholders in late 2013, the committee adopted the 2014 annual incentive plan. The 2014 annual incentive plan is similar to the revised 2013 annual incentive plan in most respects, with slight reductions made to the weightings applied to relative economic return and relative operating efficiency (both measured relative to the mortgage REIT peers) and individual objectives. These reduced weightings allowed for the addition of an absolute economic return metric, weighted 15% in the determination of individual awards. The introduction of the absolute economic return metric in 2014 was a direct result of input from certain of our large institutional stockholders.

2014 Annual Incentive Plan Performance Metrics

Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (40%)	Agency REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Relative Economic Return (15%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Absolute Economic Return (15%)	N/A	Goal: 10% Payout: 50%	Goal: 12.5% Payout: 100%	Goal: 15% Payout: 200%
Relative Operating Efficiency (15%)	Mortgage REIT Peers	Goal: 85th Percentile Payout: 50%	Goal: 90th Percentile Payout: 100%	Goal: 95th Percentile Payout: 150%
Individual Objectives (15%)	N/A	Between 0%--100%
Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

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Other Compensation Policies and Practices

Stock Ownership Guidelines. To assist with the alignment of the interests of NEOs and stockholders, we have adopted stock ownership guidelines requiring that our NEOs maintain a minimum ownership interest in Capstead, as a percentage of their base salary. The stock ownership requirements are as follows:

Covered Party	Ownership Policy Threshold (as % of base salary)	Effective Ownership (as % of base salary)
CEO	500%	517%
Director of Residential Mortgage	400	694
CFO	300	681
Other Named Executive Officer	300	327
Effective common stock ownership considered for purposes of measuring an NEO’s ownership threshold differs from the amount reported for our NEOs on SEC Form 4 filings because the threshold calculation adopted by our board includes only owned and unpledged shares, while excluding all of our NEOs’ unvested performance-based stock awards as well as any pledged shares.

Pledging. In January 2013, our board adopted a policy limiting the shares pledged by our NEOs to not more than 50% of all shares owned by such executive. In January 2014, the board added an additional restriction to the pledging policy further limiting the number of shares of our stock pledged by our NEOs to less than 50% of the average daily trading volume of our common stock for the most recent calendar year. For purposes of measuring compliance with our stock ownership guidelines, any shares pledged by an executive officer and any shares that remain subject to vesting requirements are excluded from such NEOs’ ownership calculation. Any executive officer not meeting the minimum ownership threshold is required to retain all shares received from any future bonus paid in shares, vesting of stock awards or exercise of stock options, except that the executive officer may surrender shares to satisfy tax withholding requirements or the share equivalent for the aggregate strike price for an option exercise.

Derivatives Trading and Hedging. In December 2010, the board adopted a policy restricting all employees from entering into transactions to hedge or offset any change in the market value of our common stock. In February 2011, the board extended this policy to also apply to all directors.

Clawback Policy. In December 2010, the committee adopted a policy related to the forfeiture of certain incentive compensation amounts if we are required to prepare and file accounting restatements of certain financial documents. Specifically, the policy requires all NEOs to reimburse us for any annual incentive- or equity-based compensation received in the 12-month period following the first public issuance or filing with the SEC of any financial document subject to restatement if:

•	The amount of the annual incentive- or equity-based compensation was calculated based upon the achievement of certain financial results that were the subject of the restatement;

•	The NEO engaged in intentional misconduct that caused or partially caused the need for the restatement; and

•	The amount of the incentive compensation that would have been awarded to the NEO if the financial results had been properly reported would have been lower than the amount actually awarded.

Tax Considerations. Internal Revenue Code Section 162(m) generally precludes a publicly-held corporation from a federal income tax deduction for annual compensation in excess of $1 million paid individually to the principal executive officer or any of the three other most highly compensated executive officers who do not hold the title of principal executive officer or principal financial officer. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely upon attaining objective performance goals for each individual, provided that (i) performance goals are determined by a committee consisting solely of two or more outside directors, (ii) material terms of the performance-based compensation programs and performance goals are disclosed to and approved by stockholders at least every five years, and (iii) the committee certifies that the performance goals were attained and other material terms were satisfied prior to any payment. While the committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels. Consequently, the committee may approve compensation that is not fully deductible.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The committee has reviewed and discussed the above disclosure with our NEOs, and based on this review and discussion recommended to our board that the above

Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Mark S. Whiting, Chairman Jack Biegler Michelle P. Goolsby Gary Keiser

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Summary Compensation Table*

Compensation for our executives is administered under the direction of our compensation committee. The Summary Compensation Table below shows certain compensation information for our CEO, CFO and two other most highly compensated executive officers for services rendered in all capacities during the three years ended December 31, 2013. We have no other executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Andrew F. Jacobs	2013	720,000	113,604	1,135,029	1,006,300	105,690	(d)	3,080,623
President and Chief	2012	720,000	610,000	1,090,000	311,200	141,479		2,872,679
Executive Officer	2011	705,000	870,000	1,350,000	327,970	154,529		3,407,499
Phillip A. Reinsch	2013	400,000	63,113	635,622	583,580	62,561	(d)	1,744,876
Executive Vice President, Chief	2012	400,000	375,000	641,667	200,790	93,188		1,710,645
Financial Officer and Secretary	2011	390,000	500,000	766,667	212,800	92,262		1,961,729
Robert R. Spears, Jr.	2013	505,000	79,680	794,522	764,949	68,742	(d)	2,212,893
Executive Vice President —	2012	505,000	500,000	836,667	286,870	108,072		2,236,609
Director of Residential Mortgage Investments	2011	487,500	690,000	1,026,667	308,690	114,522		2,627,379
Michael W. Brown	2013	270,000	42,602	454,014	386,662	37,952	(d)	1,191,230
Senior Vice President-Asset and	2012	270,000	250,000	430,000	115,840	63,650		1,129,490
Liability Management and Treasurer	2011	257,500	325,000	505,000	110,780	56,600		1,254,880
*	Columns for “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable.

(a)	Bonus amounts represent annual incentive compensation awards earned through June 30, 2013 that were based on a participation in our earnings in excess of a pre-established performance threshold, subject to a maximum amount, or cap, set at 50 basis points of average long-term investment capital. Under this prior annual bonus program our compensation committee retained discretion over the aggregate and individual bonuses awarded to our executives as well as the form of payment. The committee replaced this program with a nondiscretionary and formulaic target-based plan for our named executive officers with multiple pre-established performance goals and defined threshold, target and maximum cash awards based on percentages of base salary. Referred to as our revised 2013 annual incentive plan, current year awards under this new plan are included under the heading Non-Equity Incentive Plan Compensation, (see (c) below).

Subsequent to the end of the year, $299,000 of $474,000 accrued through June 30, 2013 under the prior program was awarded to our named executive officers in cash. In 2012 and 2011 the committee used its discretion regarding the form of payment from the prior program and paid 50% of awards in cash and the remainder in shares of fully vested common stock (see (b) below) and accordingly, the amounts presented represent only the cash awards.

(b)	Amounts include the grant date fair value of performance-based units awarded in 2013, performance-based shares awarded in 2012 and 2011, as well as fully-vested common shares awarded in settlement of earned annual incentives under our program in effect for 2012 and 2011. Such amounts were as follows:

	Year	Performance-Based Stock Awards ($)	Annual Incentive Compensation Paid in Stock ($)	Total Stock Awards ($)
Andrew F. Jacobs	2013	1,135,029	–	1,135,029
	2012	480,000	610,000	1,090,000
	2011	480,000	870,000	1,350,000
Phillip A. Reinsch	2013	635,622	–	635,622
	2012	266,667	375,000	641,667
	2011	266,667	500,000	766,667
Robert R. Spears, Jr.	2013	794,522	–	794,522
	2012	336,667	500,000	836,667
	2011	336,667	690,000	1,026,667
Michael W. Brown	2013	454,014	–	454,014
	2012	180,000	250,000	430,000
	2011	180,000	325,000	505,000

The 2013 awards consist of performance-based units granted pursuant to our new long-term incentive plan. The number of units awarded was based on 150% of each executive’s 2014 base salary divided by the closing common stock price on December 18, 2013 of $12.34. The units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period that begins January 1, 2014 and ends December 31, 2016. The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. Because the 2013 awards are subject to these performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a Monte Carlo simulation was used to value the relative total stockholder return

Capstead 2014 Proxy Statement  ô  29

EXECUTIVE COMPENSATION

performance metric. Assuming we meet or exceed maximum performance levels for all of the performance metrics, in which case the units will convert into shares of common stock equal to twice the number of units granted, Messrs. Jacobs, Reinsch, Spears and Brown would receive common shares worth $2,250,000, $1,260,000, $1,575,000, $900,000, respectively, based on the $12.34 grant date closing common stock price.

Provided the units are ultimately converted into shares of our common stock, our executives will be entitled to receive all dividends and any other distributions declared from the date of grant with respect to such shares, as if these shares had been issued on the date of grant. If units expire without converting into any shares, no distribution of accrued dividends or other distributions will be made.

In 2012 and 2011 the grant date fair value of performance-based stock awards represented approximately two-thirds of each executive’s then base salary, with the actual number of shares granted determined by dividing base salary by the closing common stock price on the date of grant. The closing common stock prices used to determine the number of performance-based stock awards on December 13, 2012 and December 15, 2011 were $11.67 and $ 12.72, respectively.

In 2012 and 2011 our compensation committee used its discretion regarding the form of payment from the prior annual bonus program and paid 50% of the amounts awarded to our named executive officers in fully-vested shares of our common stock. The actual number of our shares awarded was determined by dividing the amount to be paid in fully-vested shares by the closing common stock price on the date of grant. The 2012 award was granted on December 31, 2012 at the closing price of $11.47 and the 2011 award was granted on January 3, 2012 at the closing price of $12.60.

(c)	Amounts include expense recognized for aggregate cash payments on dividend equivalent rights and cash payments pursuant to our revised 2013 annual incentive plan. Such amounts were as follows:

	Year	Dividend Equivalent Rights ($)	Revised 2013 Annual Incentive Plan Paid in Cash ($)	Total Non-Equity Incentive Plan Compensation ($)
Andrew F. Jacobs	2013	272,800	733,500	1,006,300
	2012	311,200	–	311,200
	2011	327,970	–	327,970
Phillip A. Reinsch	2013	176,080	407,500	583,580
	2012	200,790	–	200,790
	2011	212,800	–	212,800
Robert R. Spears, Jr.	2013	250,480	514,469	764,949
	2012	286,870	–	286,870
	2011	308,690	–	308,690
Michael W. Brown	2013	111,600	275,062	386,662
	2012	115,840	–	115,840
	2011	110,780	–	110,780

Dividend equivalent rights represent notional “phantom” common shares, which entitle the holder to cash payments equal to the per share dividend amounts declared on our common shares. No dividend equivalent rights were awarded during 2013. The number of dividend equivalent rights outstanding at December 31, 2013 were as follows: 220,000 for Mr. Jacobs, 142,000 for Mr. Reinsch, 202,000 for Mr. Spears and 90,000 for Mr. Brown. All outstanding dividend equivalent rights expire July 1, 2015 unless extended by our compensation committee. In prior years’ proxy statements, the amounts earned related to dividend equivalent rights were reported as salary but are more accurately included as non-equity incentive compensation because the amount earned is based directly on the dividends paid to our stockholders. Accordingly, dividend equivalent rights earned in each of the years shown are included in non-equity incentive plan compensation, notwithstanding the presentation in prior years’ proxy statements.

Under the revised 2013 annual incentive plan each named executive officer had a target opportunity equal to 125% of his base salary pro-rated for the second half of 2013, with a maximum total opportunity of 170% of his target opportunity. Incentive compensation awarded pursuant to the revised 2013 annual incentive plan totaled $1,930,531.

(d)	For the year ended December 31, 2013 amounts include expense recognized for matching contributions made by us pursuant to our qualified defined contribution retirement plan and our nonqualified deferred compensation plan and premiums paid or reimbursed by us on (i) basic life insurance, (ii) accidental death and dismemberment insurance, (iii) long-term disability insurance, (iv) long-term care insurance, and company matches under a charitable gift matching program, quantified as follows:

	Jacobs ($)	Reinsch ($)	Spears ($)	Brown ($)
Qualified defined contribution retirement plan	23,400	26,700	25,650	27,900
Nonqualified deferred compensation plan	70,626	25,537	40,299	7,360
Insurance premiums	6,664	5,324	2,793	2,692
Charitable gift matching program	5,000	5,000	–	–
	105,690	62,561	68,742	37,952

30  ô  Capstead 2014 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards*

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew F. Jacobs	12-18-13(a)	–	–	–	45,584	91,167	182,334	1,135,029
	10-21-13(b)	270,000	450,000	765,000	–	–	–	–
Phillip A. Reinsch	12-18-13(a)	–	–	–	25,527	51,054	102,108	635,622
	10-21-13(b)	150,000	250,000	425,000	–	–	–	–
Robert R. Spears, Jr.	12-18-13(a)	–	–	–	31,909	63,817	127,634	794,522
	10-21-13(b)	189,000	316,000	537,000	–	–	–	–
Michael W. Brown	12-18-13(a)	–	–	–	18,234	36,467	72,934	454,014
	10-21-13(b)	101,000	169,000	287,000	–	–	–	–
*	Columns for “All Other Stock Awards,” “All Other Option Awards” and “Exercise or Base Price of Option Awards” have been omitted because they were not applicable.

(a)	Award amounts are equal to the number of performance-based units issued on December 18, 2013 pursuant to our new long-term incentive plan. The target number of units awarded was based on 150% of each named executive officer’s 2014 base salary divided by the closing common stock price on December 18, 2013 of $12.34. The units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period that begins January 1, 2014 and ends December 31, 2016. The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each performance metric. Because the 2013 awards are subject to these performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a Monte Carlo simulation was used to value the relative total stockholder return performance metric.

If we meet the “Target” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to the number of units granted. If we meet or exceed the “Maximum” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to twice the number of units granted. Conversely, if we only meet the minimum “Threshold” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to one-half the number of units granted, and below these minimum threshold performance levels, the units will expire without converting into any shares of common stock. The actual shares issued will be based on straight-line interpolations between the indicated performance levels established separately for each performance metric, as necessary. Any such shares into which the units are convertible will be issued following the end of the three-year performance period. Our executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of our common stock into which the units are ultimately converted, if any, as if such shares had been issued on the date of grant. If units expire without converting into any shares, no distribution of accrued dividends or other distributions will be made.

(b)	The compensation committee terminated the prior discretionary annual bonus program effective June 30, 2013, replacing it with a nondiscretionary and formulaic, target-based plan with multiple pre-established performance goals and defined threshold, target and maximum awards as a percentage of base salary. The “Target Award Amount” was based on 125% of each executive’s 2013 base salary pro-rated for the second half of 2013. The specific metrics against which our performance was measured include relative economic returns against our Agency REIT and mortgage REIT peers (40% and 20% of the Target Award Amount, respectively) and relative operating efficiency (20% of the Target Award Amount), as well as individual performance objectives (20% of the Target Award Amount). For presentation purposes, it is assumed that the full award amount for achieving individual goals and objectives is earned under each of the performance levels. Incentive compensation awarded under this program for 2013 totaled $1,930,531, with individual amounts as follows: $733,500 to Mr. Jacobs, $407,500 to Mr. Reinsch, $514,469 to Mr. Spears and $275,062 to Mr. Brown.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End*

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew F. Jacobs	–		–	91,167	(a)	1,129,559
	–		–	41,131	(b)	560,204
	–		–	37,735	(c)	575,082
	–		–	36,977	(d)	627,130
	–		–	16,050	(e)	193,884
	5,833	(f)	70,463	–		–
Phillip A. Reinsch	–		–	51,054	(a)	632,559
	–		–	22,850	(b)	311,217
	–		–	20,964	(c)	319,491
	–		–	20,364	(d)	345,373
	–		–	8,839	(e)	106,775
	3,833	(f)	46,303	–		–
Robert R. Spears, Jr.	–		–	63,817	(a)	790,692
	–		–	28,848	(b)	392,910
	–		–	26,467	(c)	403,357
	–		–	25,187	(d)	427,172
	–		–	10,932	(e)	132,059
	5,833	(f)	70,463	–		–
Michael W. Brown	–		–	36,467	(a)	451,826
	–		–	15,424	(b)	210,075
	–		–	14,150	(c)	215,646
	–		–	13,129	(d)	222,668
	–		–	5,698	(e)	68,832
	2,833	(f)	34,223	–		–
*	Columns for “Option Awards” have been omitted because they were not applicable.

(a)	Pursuant to our new long-term incentive plan, on December 18, 2013 the compensation committee awarded our named executive officers performance-units, which are potentially convertible into shares of our common stock following a three-year performance period ending on December 31, 2016. Amount represents the year-end market value of these units, including deferred dividends, assuming related “Target” performance levels as set out in each award are achieved.

Executives shall be entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of common stock into which the units are ultimately converted, if any, as if such common stock had been issued on the date of grant. As of December 31 2013, dividends deferred for each named executive officer was as follows: $28,262 to Mr. Jacobs, $15,827 to Mr. Reinsch, $19,783 to Mr. Spears and $11,305 to Mr. Brown.

(b)	Amount represents the year-end market value of performance-based shares granted on December 13, 2012, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2015, including related deferred dividends. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2016. Such shares will be entitled to dividends equal to the actual per share dividends declared during the period, but the payment of such dividends will be deferred until the shares vest. As of December 31, 2013, dividends deferred for each named executive officer was as follows: $63,342 to Mr. Jacobs, $35,189 to Mr. Reinsch, $44,426 to Mr. Spears and $23,753 to Mr. Brown. If our results fail to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive related deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2019 are not met.

(c)	Amount represents the year-end market value of performance-based shares granted on December 15, 2011, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2014, including related deferred dividends. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2015. Such shares will be entitled to dividends equal to the actual per share dividends declared during the period, but the payment of such dividends will be deferred until the shares vest. As of December 31, 2013, dividends deferred for each named executive officer was as follows: $119,243 to Mr. Jacobs, $66,246 to Mr. Reinsch, $83,636 to Mr. Spears and $44,714 to Mr. Brown. If our results fail to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive related deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2018 are not met.

(d)

Amount represents the year-end market value of performance-based shares granted on December 16, 2010, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2013. On January 29, 2014 the compensation committee reviewed and accepted the performance calculations for the three-year period ended December 31, 2013 prepared by the CFO certifying that the minimum performance threshold had been met, resulting in the vesting of the first 50% of these awards. The remaining 50% of these shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2014. Such shares will be entitled to dividends equal to the actual per share dividend declared during the period, but the payment of such dividends will be deferred until the shares vest. As of December 31, 2013, dividends deferred for each named executive officer was as follows: $180,448 to Mr. Jacobs, $99,376 to Mr. Reinsch, $122,913 to Mr. Spears and $64,070 to

32  ô  Capstead 2014 Proxy Statement

EXECUTIVE COMPENSATION

Mr. Brown. If our results fail to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive related deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2017 are not met.

(e)	Amount represents the remaining performance-based shares granted on December 15, 2009 for which the requisite three-year measurement period ended December 31, 2013. On January 29, 2014 the compensation committee reviewed and accepted the performance calculations for the three-year period ended December 31, 2013 prepared by the CFO certifying that the minimum performance threshold had been met, resulting in the vesting of these shares.

(f)	Shares of service-based stock awards originally granted on December 27, 2007 with a vesting term of six years. Amount represents the remaining unvested shares which vested on January 2, 2014.

Option Exercises and Stock Vested*

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Andrew F. Jacobs	36,550	451,758
Phillip A. Reinsch	20,289	250,772
Robert R. Spears, Jr.	24,683	305,082
Michael W. Brown	13,049	161,286
*	Columns for “Option Awards” have been omitted because they were not applicable.

(a)	Amounts represent the dollar value realized upon vesting based on the closing market price of our common shares on the related vesting date.

Nonqualified Deferred Compensation*

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(a)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)(b)
Andrew F. Jacobs	121,926	70,626	456,610	2,635,013
Phillip A. Reinsch	68,237	25,537	420,365	1,716,224
Robert R. Spears, Jr.	65,949	40,299	399,672	2,136,465
Michael W. Brown	19,960	7,360	111,501	728,225
*	Column for “Aggregate Withdrawals/Distributions” was omitted because it was not applicable.

(a)	Amounts included in the “Summary Compensation Table” of this proxy statement.

(b)	Amounts include all employer contributions made since inception of our deferred compensation plan, as follows:

Name	2013 ($)	Previous Years ($)	Total ($)
Andrew F. Jacobs	70,626	752,414	823,040
Phillip A. Reinsch	25,537	352,001	377,538
Robert R. Spears, Jr.	40,299	520,146	560,445
Michael W. Brown	7,360	178,050	185,410

Capstead 2014 Proxy Statement  ô  33

EXECUTIVE COMPENSATION

Narrative Disclosure to Nonqualified Deferred Compensation Table

Our nonqualified deferred compensation plan is designed to allow employees, regardless of pay, the opportunity to achieve the same retirement income as a percentage of their base salaries and incentive compensation as is available to all employees having the same tenure. Because Internal Revenue Code Section 401(a)(17) limits the amount of compensation able to be considered to determine contributions for our tax-qualified 401(k) plan, we have established a nonqualified deferred compensation plan to allow our executive officers to contribute beyond this amount ($255,000 for 2013) in order to afford these employees the comparable benefit provided to other employees. The compensation committee administers the plan.

Participants in the plan may elect to defer up to 60% of base salary and 100% of any bonus into a deferral account. We will contribute into each participant’s deferral account a matching amount equal to 50% of the participant’s voluntary contribution of up to a maximum of 6% of the participant’s compensation that exceeds the maximum compensation able to be considered for tax-qualified plans, as discussed above. We may also, but are not required to, credit to deferral accounts a supplemental matching contribution of 3% of the participant’s compensation, but only on up to a maximum of 6% of the participant’s compensation that exceeds the maximum compensation able to be considered for tax-qualified plans, as discussed above. Vesting in the amounts contributed by us into the deferral account is determined on the same service-based vesting schedule used in our 401(k) plan, which provides for annual vesting ratably over a participant’s initial five years of service. All current participants are 100% vested. Participant deferral accounts are considered a part of our general assets and participants are considered unsecured creditors.

Participants may designate the manner in which deferral accounts are invested solely among options designated by us for this purpose, currently in publicly-traded mutual funds. Participants may change their investment designations among the offered mutual funds at any time upon proper notice to the plan administrator. We may change the deemed investment options at any time, but in no event will the deemed investment options made available to participants consist of our common stock. Absent a previously established distribution schedule or unforeseeable emergency, no distributions will be made to a participant until retirement or an earlier termination of service. Distributions at retirement or termination of service are made in the form of a single lump sum payment except for any compensation for which a special distribution schedule has been established, which may provide for installments over a period of time not greater than five years.

34  ô  Capstead 2014 Proxy Statement

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Potential Payments Upon Termination or Change-in-Control

Name	Executive Benefits and Payments upon Termination	Voluntary or For-Cause Involuntary Termination or Retirement ($)	Involuntary Not-for-Cause Termination ($)	Termination from Dissolution or Liquidation ($)	Death ($)	Change-in- Control ($)
A. Jacobs	Severance Payment Agreement(a)	–	2,160,000	2,160,000	2,160,000	–
	Nonqualified Deferred Compensation(b)	2,635,013	2,635,013	2,635,013	2,635,013	–
	Acceleration of Nonvested Stock Awards(c)	–	–	70,463	1,167,871	2,026,762
	Acceleration of Nonvested Performance Units(d)	–	–	–	–	1,129,559
		2,635,013	4,795,013	4,865,476	5,962,884	3,156,321
P. Reinsch	Severance Payment Agreement(a)	–	800,000	800,000	800,000	–
	Nonqualified Deferred Compensation(b)	1,716,224	1,716,224	1,716,224	1,716,224	–
	Acceleration of Nonvested Stock Awards(c)	–	–	46,303	652,506	1,129,159
	Acceleration of Nonvested Performance Units(d)	–	–	–	–	632,559
		1,716,224	2,516,224	2,562,527	3,168,730	1,761,718
R. Spears, Jr.	Severance Payment Agreement(a)	–	1,010,000	1,010,000	1,010,000	–
	Nonqualified Deferred Compensation(b)	2,136,465	2,136,465	2,136,465	2,136,465	–
	Acceleration of Nonvested Stock Awards(c)	–	–	70,463	825,668	1,425,960
	Acceleration of Nonvested Performance Units(d)	–	–	–	–	790,692
		2,136,465	3,146,465	3,216,928	3,972,133	2,216,652
M. Brown	Severance Payment Agreement(a)	–	405,000	405,000	405,000	–
	Nonqualified Deferred Compensation(b)	728,225	728,225	728,225	728,225	–
	Acceleration of Nonvested Stock Awards(c)	–	–	34,223	431,450	751,443
	Acceleration of Nonvested Performance Units(d)	–	–	–	–	451,826
		728,225	1,133,225	1,167,448	1,564,675	1,203,269

(a)	In December 1999 we entered into a severance payment agreement with each person employed by us at that time, and in 2004 we entered into an amended severance payment agreement with Mr. Jacobs (together, the “covered employees”). Pursuant to these agreements, in the event a covered employee’s employment with us is terminated by us for any reason other than those described below, that covered employee will receive a lump sum severance payment determined as follows: three times base salary for the CEO; two times base salary for Executive Vice Presidents; one and one-half times base salary for Senior Vice Presidents and Vice Presidents; and one times base salary for Assistant Vice Presidents and all other employees. A covered employee will not be entitled to a severance payment under the severance payment agreement if (i) the covered employee voluntarily terminates his or her employment, other than because of a reduction in that covered employee’s base salary or officer grade, or a relocation of that covered employee which requires travel from his or her primary residence to such new location of an additional 50 or more miles each way; (ii) the covered employee fails to return to work following an approved leave of absence or (iii) we terminate the covered employee for cause.

(b)	Amount represents the vested account balance of each executive as shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Nonqualified Deferred Compensation table on page 33. The amounts are shown as a single lump sum payment regardless of whether an election to receive such payments over time has been made.

(c)	Amount represents the year-end market value of nonvested stock awards and related deferred dividends, assuming the maximum amount of nonvested shares will vest. These awards and rights to receive deferred dividends will expire in the event an executive leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement or the executive reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control, dissolution or liquidation of Capstead, or death of the executive. In the event of a change-in-control, these awards will automatically vest in full, including rights to receive deferred dividends. In the event of a dissolution or liquidation, nonvested service-based stock awards will automatically vest in full. Nonvested performance-based stock awards will expire, including rights to receive deferred dividends. In the event of death, service-based stock awards will automatically vest in full and a pro rata portion of the performance-based stock awards will vest only after related performance criteria are met.

(d)	Amount represents the year-end market value of outstanding performance-based units, including deferred dividends, assuming related “Target” performance levels as set out in each award are achieved. Performance units, including the right to related deferred dividends, expire in the event an executive leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement or the executive reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control, dissolution or liquidation of Capstead, or death. If there is a change-in-control during the performance period and the executive’s employment is terminated at any time within 24 months of the change-in-control without cause or by the individual with good reason, the related targeted performance levels shall be deemed to have been met and each unit will be converted into one share of common stock and related deferred dividends will be paid. In such an event, the conversion date shall be the date of the occurrence of the change-in-control. “Good Reason” shall include (i) a reduction in the executive’s base salary; (ii) a material diminution in the executive’s duties and job responsibilities; or (iii) a significant relocation of our executive offices. In the event of the dissolution or liquidation of the Company, outstanding units, including the right to related deferred dividends, will automatically be forfeited. In the event of death prior to the end of a performance period, the units will convert into the same number of shares of common stock with related deferred dividends that would have otherwise been applicable for the performance period multiplied by a fraction, the numerator of which is the number of years during the related performance period in which the executive was alive for any portion of such year and the denominator of which is three.

Capstead 2014 Proxy Statement  ô  35

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding equity awards as of December 31, 2013.

The “Approval of the 2014 Flexible Incentive Plan” section of this proxy statement describes the plan designed to replace the 2004 Flexible Long-Term Incentive Plan, as amended, expiring on April 22, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by stockholders:
1994 Flexible Long-Term Incentive Plan(a)	10,000	14.41	–
Amended and Restated 2004 Flexible Long-Term Incentive Plan			4,274
Stock options	60,000	11.71
Performance-based units(b)	485,010	n/a
Equity compensation plans not approved by stockholders:
1997 Flexible Long-Term Incentive Plan(c)	7,500	8.49	–
	562,510		4,274

(a)	We no longer issue from the 1994 Flexible Long-Term Incentive Plan, which expired April 22, 2004 and remaining outstanding awards will expire on April 21, 2014.

(b)	We reserved the maximum number of common shares issuable under the terms of performance-based units awarded our executive officers in December 2013. The actual shares issuable will be dependent on meeting or exceeding specified performance levels established separately for several performance metrics over a three-year performance period ending December 31, 2016.

(c)	We no longer issue from the 1997 Flexible Long-Term Incentive Plan, which expired on April 18, 2007.

36  ô  Capstead 2014 Proxy Statement

AUDIT COMMITTEE

AUDIT COMMITTEE

Our audit committee is governed by a written charter adopted by our board that can be found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Committee Charters.” The committee is composed of three independent directors, each of whom has been determined by our board to be financially literate and independent in accordance with the NYSE Listed Company

Manual and our Board of Directors’ Guidelines. Neither our charter nor this report shall be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed. The following is the committee’s report regarding the execution of its responsibilities during 2013.

AUDIT COMMITTEE REPORT

The role of our audit committee is to assist our board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence and performance of Ernst & Young LLP, our independent registered public accounting firm. As set forth in our charter, the committee’s job is one of oversight. Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designated to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on our internal control over financial reporting. In addition, Ernst & Young LLP is responsible for reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with us any issues they believe should be raised with the committee.

We met with Ernst & Young LLP to review and discuss the overall scope and plans for the audit of our consolidated financial statements and its internal control over financial reporting for the year ended December 31, 2013. We reviewed and discussed with management and Ernst & Young LLP (both alone and with management present) our audited consolidated financial statements and the overall quality of our financial reporting. We also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended December 31, 2013, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included therein related to its audit.

In addition, we discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (as adopted by the Public Company Accounting Oversight Board in Rule 3200T), and Ernst & Young LLP has provided us with the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with us concerning independence. We discussed with Ernst & Young LLP their independence and have concluded they are independent from us.

The members of the committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including with respect to auditor independence. Members of the committee rely, without independent verification, on the information provided to them and on the representations made by management and Ernst & Young LLP. Accordingly, our activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that (i) the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, (ii) our consolidated financial statements are presented in accordance with generally accepted accounting principles or (iii) Ernst & Young LLP is in fact independent.

Based upon our receipt and review of the various materials and assurances described above and our discussions with management and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, we recommended to our board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the SEC.

AUDIT COMMITTEE Gary Keiser, Chairman Michelle P. Goolsby Michael G. O’Neil

Capstead 2014 Proxy Statement  ô  37

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)	Voting power, which includes the power to vote, or to direct the voting of, common shares; and/or

(ii)	Investment power, which includes the power to dispose, or to direct the disposition, of common shares.

A person is also deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days of the annual meeting record date.

Security Ownership of Management

Listed in the following table and footnotes is certain information regarding the beneficial ownership of our shares of our common stock as of March 28, 2014, by each of our directors and executive officers listed in the Summary Compensation Table and by all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Jack Bernard	6,000	(c)		*
Jack Biegler	69,500	(a)(c)		*
Michelle P. Goolsby	17,000	(c)		*
Andrew F. Jacobs	540,435	(b)(d)	0.6
Gary Keiser	49,023	(a)(c)		*
Christopher W. Mahowald	169,059	(a)(c)	0.2
Michael G. O’Neil	64,465	(a)(c)(d)		*
Mark S. Whiting	54,800	(a)(c)		*
Phillip A. Reinsch	277,339	(b)	0.3
Robert R. Spears, Jr.	352,498	(b)	0.4
Michael W. Brown	112,639	(b)	0.1
All of our directors and executive officers as a group (11 persons)	1,712,758		1.7
*	Denotes less than one-tenth of one percent of common shares outstanding.

(a)	Ownership amounts include potentially issuable shares of our common stock as follows:

Right to Acquire
Exercisable Options
Jack Biegler	15,000
Gary Keiser	10,000
Christopher W. Mahowald	15,000
Michael G. O’Neil	15,000
Mark S. Whiting	15,000
All of our directors and executive officers as a group	70,000

(b)	Ownership amounts include the following unvested performance-based stock awards. For a complete description of equity awards see “Outstanding Equity Awards at Fiscal Year-End” on page 32.

Grant	Jacobs	Reinsch	Spears	Brown
December 13, 2012	41,131	22,850	28,848	15,424
December 15, 2011	37,735	20,964	26,467	14,150
December 16, 2010	18,488	10,182	12,593	6,564
	97,354	53,996	67,908	36,138

In 2013 our compensation committee discontinued the issuance of performance-based stock awards for our named executive officers in favor of issuing performance-based units pursuant to our new long-term incentive plan. Because performance-based units will not be convertible into shares of our common stock until the satisfaction of related performance metrics over a three-year performance period, any such shares of common stock ultimately issuable pursuant to these units are excluded from ownership amounts. For a complete description of these units, see “Grants of Plan-Based Awards” on page 31.

(c)	Includes 4,000 unvested stock awards granted on April 24, 2013 to our independent directors, all which vest in full on April 15, 2014.

(d)	Includes shares that may be pledged to secure margin accounts as follows: 140,000 common shares for Mr. Jacobs and 10,000 common shares for Mr. O’Neil.

38  ô  Capstead 2014 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of common shares for the persons known by us to be beneficial owners of more than five percent of our common shares outstanding as of the close of business on March 28, 2014.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
BlackRock, Inc 40 East 52nd Street New York, NY 10022	9,586,478	(a)	10.01%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,587,551	(b)	5.83%

(a)    The number of common shares beneficially owned, for which BlackRock, Inc. has sole voting and investment power, as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 10, 2014. The percent of class is based on 95,767,180 common shares outstanding as of March 28, 2014.

(b)    The number of common shares beneficially owned, for which The Vanguard Group has sole voting and investment power, as reported on Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2014. The percent of class is based on 95,767,180 common shares outstanding as of March 28, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, all of our directors, executive officers and beneficial owners of more than ten percent of our common shares were in compliance with Section 16(a) filing requirements.

Capstead 2014 Proxy Statement  ô  39

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In the Compensation Discussion and Analysis section of this Proxy Statement we state that our compensation philosophy is to provide “competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.” Accordingly, we emphasize a strong pay-for-performance alignment in the design of our compensation programs by linking key compensation elements directly to our absolute and relative performance. We believe this is reinforced by policies requiring our named executive officers to own a meaningful amount of our common stock. Accordingly, a significant portion of compensation paid to our named executive officers is in the form of shares of common stock, which together with share ownership requirements, provides a significant alignment of interest with our stockholders.

In 2013, approximately 68% of the votes cast supported the compensation paid or awarded to our named executive officers in 2012. This level of support fell below our expectations. In response, the compensation committee conducted an extensive review of our compensation programs and practices, solicited feedback from investors, and made a number of important changes in 2013 and early 2014. As part of this process, the committee reached out to many of our largest stockholders to engage in a dialogue about our executive compensation program and practices. The committee chairman and other members of the committee participated in discussions with stockholders representing over 30% of our outstanding common stock, soliciting feedback on our current programs as well as changes under consideration. Through this process, the committee determined that the investment community supported our changes made in 2013 and other changes under consideration and viewed them as improvements to our compensation programs.

Key changes include:

•

Terminating our former discretionary annual bonus program effective June 30, 2013, replacing it with a nondiscretionary and formulaic, target-based plan referred to as the revised 2013 annual incentive plan, with multiple, pre-established performance goals and defined threshold, target and maximum awards as a percentage of base salary;

•

Expanding our peer group to provide a broader representation of the mortgage REIT industry (i.e., agency, non-agency, hybrid and selected other mortgage REITs), collectively referred to as our mortgage REIT peers;

•

Implementing a new performance-based plan to incorporate multiple, pre-established performance goals measuring both absolute and relative performance, and defined threshold, target and maximum awards as a percentage of base salary;

•	Adjusting our NEOs’ pay mix to place greater emphasis on long-term (versus short-term) performance;

•	Adding “double-trigger” vesting provisions to new grants of equity awards;

•	Modifying our pledging policy to further limit the number of shares pledged to no more than 50% of our average daily trading volume;

•	Adopting the 2014 annual incentive plan to further incorporate additional short-term incentive plan metrics important to our stockholders;

•	Expanding the committee membership, helping to bring new perspectives and a “fresh look” to our compensation arrangements; and

•	Eliminating any participation of the CEO in making recommendations as to his own compensation.

Section 14-A of the Securities Exchange Act of 1934 requires that we submit to our stockholders an advisory resolution to approve the compensation of our named executive officers at least once every three years (sometimes referred to as “say- on-pay”). Following the recommendation of our stockholders, our board has chosen to hold this vote every year and accordingly submits the following non-binding advisory resolution on executive compensation. This advisory vote allows you to express your opinion regarding the decisions of the compensation committee with respect to executive compensation. Your opinion will serve as a tool to guide the committee in continuing to improve the alignment of our executive compensation programs with the interests of our stockholders.

The Board unanimously recommends that our stockholders indicate their support of our executive compensation by voting FOR the following non-binding resolution:

RESOLVED, that stockholders approve, on an advisory basis, the compensation of our executive officers in 2013, as such compensation is disclosed pursuant to the compensation rules of the SEC, included in the Compensation Discussion and Analysis of this proxy statement, accompanying compensation tables and the other narrative executive compensation disclosures required by such rules (proposal 2).

Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our compensation committee or our board. However, the committee will take into account the outcome of the vote when considering future executive compensation decisions.

40  ô  Capstead 2014 Proxy Statement

PROPOSAL THREE – APPROVAL OF THE 2014 FLEXIBLE INCENTIVE PLAN

PROPOSAL THREE – APPROVAL OF THE 2014 FLEXIBLE INCENTIVE PLAN

Our stockholders are being asked to consider and vote on a proposal to approve the 2014 Flexible Incentive Plan. The 2014 Flexible Incentive Plan is intended to replace the 2004 Long-Term Incentive Plan, as amended, for all awards effective on and after May 28, 2014, provided the 2014 Flexible Incentive Plan is approved by our stockholders at this meeting. The 2004 Long-Term Incentive Plan will remain in effect with respect to Awards made under the 2004 Long-Term Incentive Plan prior to May 28, 2014.

The 2014 Flexible Incentive Plan was adopted by our board on January 29, 2014, subject to the approval of our stockholders. Approval of the 2014 Flexible Incentive Plan requires the affirmative vote of a majority of our common shares represented in person or by proxy at the annual meeting. If the stockholders approve the 2014 Flexible Incentive Plan, it will be effective as of May 28, 2014. A copy of the 2014 Flexible Incentive Plan is attached to this proxy statement as Appendix A. The description of the 2014 Flexible Incentive Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Appendix A, which contains the complete text of the 2014 Flexible Incentive Plan.

Description of the 2014 Flexible Incentive Plan

Purpose

The purpose of the 2014 Flexible Incentive Plan is to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests in Capstead through the issuance of performance-based stock incentives and other equity interests and other incentive awards that recognize the creation of value for our stockholders and promote our long-term growth and success. To achieve this purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights and any other awards, or any combination thereof.

An additional purpose of this plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to maximize tax deductions for compensation paid under the plan to our employees. The plan is designed to address limitations on the deductibility of executive compensation under Section 162(m). Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly-traded corporation to the following individuals who are employed as of the end of a corporation’s tax year: the CEO and the three other most highly compensated officers, who do not hold the title of principal financial officer. However, compensation that qualifies as “performance-based” compensation, as defined, is exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by our stockholders every five years in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of pre-established, objective performance goals.

Persons Eligible to Participate

Except with respect to awards of incentive stock options, all of our officers, employees and directors are eligible to participate in the plan. Incentive stock options may be awarded only to our employees. As of March 28, 2014, we had 14 total employees and 7 non-employee directors, all of whom are eligible to participate in the plan.

Administration

The compensation committee of which each member is an “outside director” within the meaning of Section 162(m), will administer and interpret the plan and may make such rules and regulations and establish such procedures for the administration of the plan as it deems appropriate within the parameters of Section 162(m) and the regulations declared thereunder. The committee has broad powers under the plan to, among other things, (i) administer and interpret the plan, (ii) establish guidelines for the plan’s operation, (iii) select persons to whom awards are to be made, (iv) determine the types, sizes and combinations of awards to be granted, and (v) determine other terms and conditions of an award. In addition, except as set forth in the “Amendments and Termination of the Plan” section below, the committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. While the plan is designed to address limitations on the deductibility of our executives’ compensation, the legitimate interests of us and our stockholders may at times be better served by compensation arrangements that are not tax deductible. Accordingly, the committee retains the discretion to provide compensation that may not be tax deductible if it deems it appropriate to recognize and reward performance. Although it is the intention of the committee to operate within the limitations of the plan, we will award annual incentives to our employees if, and only if, the performance goals established by the committee are met.

Capstead 2014 Proxy Statement  ô  41

PROPOSAL THREE – APPROVAL OF THE 2014 FLEXIBLE INCENTIVE PLAN

Available Shares

The aggregate number of shares of our common stock which may be issued under the plan (or with respect to which awards may be granted) cannot exceed 5,000,000 shares, unless the amount shall be increased or decreased by reasons of changes in our capitalization. Shares issued under the plan may be either authorized but unissued shares of our common stock or shares that have been reacquired by us. If the number of shares under any award is reduced for any reason, shares available for future awards under the plan will only be reduced by the net number of shares issued. Awards that may be satisfied either by the issuance of shares of our common stock or cash or other consideration will be counted against the maximum number of shares that may be issued under the plan, even though the award is ultimately satisfied by the payment of consideration other than shares.

Types of Awards

The plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) performance awards, either in the form of performance shares or performance units; (v) dividend equivalent rights; and (vi) other awards. Awards may be granted singly, in combination or in tandem, as determined by the committee. The specific amount of awards to be received by or allocated to our officers or any other participant under the plan is in the discretion of the committee and is therefore not determinable for future periods.

Stock Options – The committee may grant awards in the form of options to purchase shares of our common stock. Options may be in the form of incentive stock options or non-qualified stock options. The committee will, with regard to each stock option, determine (i) the number of shares of common stock subject to the option, (ii) the term of the option (which shall not exceed ten years), (iii) the exercise price per share of common stock subject to the option (which shall not be less than 100% of the fair market value of shares of our common stock on the effective date of the grant), (iv) the vesting schedule (if any), and (v) the other material terms of the option. In addition, each incentive stock option must satisfy the other applicable requirements of Section 422 of the Code.

The exercise price for an option may be paid by a participant (i) in cash, (ii) in shares of our common stock owned by the participant if acquired more than six months prior to exercise, (iii) by a combination of cash and shares of our common stock, (iv) by arrangement with a broker acceptable to the committee, or (v) at the committee’s discretion, by a reduction in the number of shares of our common stock issuable upon the exercise of the options.

The maximum aggregate number of shares of our common stock with respect to which incentive stock options may be granted under the plan is 250,000 shares, and the maximum number of shares of our common stock with respect to which stock options may be granted under the plan to any covered employee during any one calendar year is 250,000 shares.

The committee may require an optionee to meet certain conditions, such as continued employment or service on our board before an option vests and may be exercised. Options will automatically vest, however, (i) if an optionee ceases to be an officer, employee or director by reason of death of the optionee or (ii) in the event of both a change in control of Capstead and a concurrent or subsequent termination of the optionee’s employment with us. In addition, options will vest at least 30 days prior to termination in connection with a dissolution or liquidation of Capstead or a reorganization that does not specifically provide for the unexercised options.

The term of an option shall be for such period as may be determined by the committee; provided, however, that no option shall be exercisable later than ten (10) years from its grant date. Unless otherwise provided by the committee, each option shall terminate (i) immediately if the optionee is discharged for cause or (ii) the earlier of six months or the remaining term of the option after termination if the optionee ceases to be an officer, employee or director due to death, disability, resignation or retirement; provided, however, that if the optionee dies within six months after termination, the representatives of the optionee shall have the right to exercise for up to an additional three months from the date of the optionee’s death. An incentive stock option will not be exercisable after the expiration of the earlier of ten years from its grant date, three months from the termination of employment for any reason other than death or disability or one year from termination due to death or disability.

Stock Appreciation Rights – The committee may grant stock appreciation rights either with a stock option or independent of a stock option. A stock appreciation right is a right to receive a payment either in cash or shares of our common stock, as the committee may determine, equal in value to the excess of the fair market value per share of our common stock on the date of exercise over the fair market value per share of our common stock on its grant date. The maximum number of shares of our common stock with respect to which stock appreciation rights may be granted under the plan to any covered employee during any one calendar year is 500,000 shares.

Stock appreciation rights granted in connection with a stock option award (i) generally may be exercised only to the extent the related stock option is exercisable, (ii) expire upon the termination of the related stock option, (iii) may not exceed 100% of the difference between the exercise price of the related stock option and the market price of our common stock subject to the related stock option at the time of exercise and (iv) may be exercised only when the market price of our common stock exceeds the exercise price of the related stock option.

42  ô  Capstead 2014 Proxy Statement

PROPOSAL THREE – APPROVAL OF THE 2014 FLEXIBLE INCENTIVE PLAN

Stock appreciation rights granted independently of stock option awards will be exercisable subject to any terms and conditions determined by the committee. Such independent stock appreciation rights will be subject to acceleration of vesting and immediate termination in the same manner as stock options, as described above.

Restricted Stock Awards – The committee may grant awards in the form of restricted common stock. These awards may be in such amounts and subject to such terms and conditions as the committee may determine, including, but not limited to, (i) the price (if any) to be paid by the recipient, (ii) the time or times within which such awards may be subject to forfeiture, (iii) the vesting schedule (which may be based on service, performance or other factors), and (iv) rights to acceleration of vesting (including whether non-vested shares are forfeited or vested upon termination of employment). In addition, the committee may determine what rights, if any, the person to whom a restricted stock award is made shall have in the restricted stock during the restriction period, such as the right to vote the shares of our common stock or receive dividends or other distributions applicable to the shares of our common stock.

Upon a change in control and a concurrent or subsequent termination of an award recipient’s employment with us, and consistent with any further provisions specifically set forth in the award, all restrictions applicable to restricted stock will immediately terminate and shares of restricted stock held by such employee will vest immediately, except for restricted stock that is part of a performance award, which will vest as described under “Performance Awards” below.

Performance Awards – The committee may grant either (i) “performance shares” or the right to receive shares of our common stock, restricted stock or cash of equivalent value or any combination thereof or (ii) “performance units” or the right to receive a fixed dollar amount payable in cash, shares of our common stock, restricted stock or any combination thereof. The grant or settlement of performance awards is contingent upon the attainment of certain performance goals as specified by the committee. In the case of any award granted to a covered employee, the performance goals will be objective and meet the requirements of Section 162(m). The value of any performance award that may be issued in any one year to any one of our employees who is a “covered employee” (as such term is defined in Section 162(m) – generally the CEO and three other highest paid officers) – shall not exceed $3,000,000, and no such covered employee may be granted stock-denominated performance awards in any one calendar year with respect to more than 500,000 shares of our common stock.

The performance goals may differ among awards or participants. In establishing performance goals, the committee may use one or more of the following business criteria on a consolidated basis or for our specified subsidiaries, divisions or business or geographical units, measured over not less than one year and not more than five years: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) economic return; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) gross margin; (xiii) net income; (xiv) pretax earnings; (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xix) debt reduction; (xx) stock price; (xxi) reduction of expenses; (xxii) operating efficiency; and (xxiii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, a market index or a group of comparable companies.

Subject to any further conditions established by the committee, performance awards will vest immediately following a change in control and a concurrent or subsequent termination of an award recipient’s employment with us, with the performance period immediately ending and all performance goals being deemed to have been met.

Dividend Equivalent Rights – The committee may grant dividend equivalent rights either as components of another award or as separate awards. In respect of any such award which is outstanding on a dividend record date for shares of our common stock, the relevant participant will be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the shares of our common stock covered by such award been issued and outstanding on such dividend record date or such other amounts as the committee may determine. The rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies thereof, will be established by the committee. Dividend equivalent rights may be settled in cash, shares of our common stock or a combination of both.

Other Stock-Based Awards – The committee may also grant other awards based upon, payable in or otherwise related to, in whole or in part, shares of our common stock or cash. The terms and conditions of any such awards will be determined by the committee, including, but not limited to, the price, if any, the vesting schedule, if any, and time of payment. Such awards may be granted for no cash consideration, for such minimum cash consideration as may be required by applicable law or for such other consideration as may be determined by the committee.

Adjustments Upon Changes in Capitalization or Reorganization

The type or number of shares of our common stock plan subject to an award and/or the exercise or purchase price applicable to an award will be equitably adjusted in the event shares of our common stock are changed into or exchanged

Capstead 2014 Proxy Statement  ô  43

PROPOSAL THREE – APPROVAL OF THE 2014 FLEXIBLE INCENTIVE PLAN

for a different number or kind of shares or other securities of Capstead by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, extraordinary dividend, combination of shares or the like. Such adjustments shall be made by the committee, whose determination shall be final, binding and conclusive.

Amendments and Termination of the Plan and Awards

Our board may, from time to time, alter, amend, suspend or terminate the plan in whole or in part; provided, however, that the plan may not be amended to increase the maximum number of shares, materially modify the requirements for eligibility or otherwise materially increase the benefits accruing to persons to whom awards may be made without the approval by holders of a majority of the shares of our common stock cast at a meeting of our stockholders. The committee may amend, modify or terminate any award with the participant’s consent or to make adjustments in recognition of unusual or nonrecurring events or changes in applicable laws as appropriate to prevent reduction or enlargement of benefits intended under the plan. In addition, the committee may cause any award to be canceled in consideration of a cash payment or alternative award equal to the fair value of the canceled award. No awards will be issued under the plan after the tenth anniversary of the effective date of the plan. In addition, our board may amend any award without the consent of the holder if the board deems it necessary to avoid adverse tax consequences to the holder under Section 409A of the Internal Revenue Code of 1986, as amended.

Claw-Back Policy

All awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of our common stock underlying such award) shall be subject to the provisions of any claw-back policy implemented by us, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

The board recommends a vote FOR the approval of our 2014 Flexible Incentive Plan.

44  ô  Capstead 2014 Proxy Statement

PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP has audited our financial statements since we commenced operations in 1985. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider whether or not to retain them. Even if the selection is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our stockholders.

Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The committee has delegated pre-approval authority to its chair to expedite the delivery of services as necessary. Our independent registered public accounting firm and management are required to periodically report to the committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The committee approved all fees paid to Ernst & Young LLP during the past three years with no reliance on the de minimis exception established by the SEC for approving such services.

Services provided by Ernst & Young LLP during 2013 included the audit of our annual financial statements and our internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, procedures performed on behalf of our underwriters in connection with public offerings of our common and preferred stock, assistance with management’s evaluation of internal accounting controls, and consultation on financial and tax accounting and reporting matters. The committee has considered all fees provided by Ernst & Young LLP to us and concluded their involvement is compatible with maintaining their independence.

Fees for fiscal years ended December 31, 2013 and 2012 were as follows:

	Fiscal Year 2013	Fiscal Year 2012
Audit fees	$627,000	$551,200
Audit-related fees	82,745	15,199
Tax fees(a)	7,500	157,500
All other fees	–	–
Total	$717,245	$723,899

(a)	Tax Fees for 2012 comprised of an estimated $7,500 for routine tax compliance and $150,000 for consultations on tax reporting matters.

Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

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RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

We recognize that transactions involving significant relationships between us and our directors, executives or employees can present conflicts of interest and create the appearance that our decisions are based on considerations outside of our best interests and those of our stockholders. Therefore, it is our preference to avoid transactions involving such relationships. Nevertheless, we recognize there are situations where such transactions may not be inconsistent with our best interests and those of our stockholders. Therefore, we have implemented certain policies and procedures intended to allow us to assess the propriety of such transactions.

Pursuant to our Board of Directors’ Guidelines, each of our directors must discuss with our governance & nomination committee any significant transaction that may affect his or her independence so that the committee can report such transaction to our board, which has the authority to reject or ratify the transaction based upon our best interests and those of our stockholders. Also pursuant to our Board of Directors’

Guidelines, if a proposed transaction involves a director potentially diverting a corporate opportunity from us, the director pursuing such transaction must first present the transaction to our CEO who has the authority to determine our best interests and those of our stockholders with respect to such opportunity. In addition, our Code of Business Conduct and Ethics provides that a related person transaction involving an executive officer must be promptly reported to our board, and such transactions involving an employee or non-executive officer must similarly be reported to our CEO. Our Code of Business Conduct and Ethics also provides that our officers and employees must get our CEO’s authorization before they can divert a business opportunity away from us. In each of these situations our board and our CEO have the authority to determine our best interests and those of our stockholders in relation to such transaction.

For the year ended December 31, 2013 there were no related person transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at our 2015 annual meeting of stockholders must be received by our stockholder relations department at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 no later than December 17, 2014 in order to be included in our proxy statement and form of proxy for such meeting. The proposal must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. As to any proposal a stockholder intends to present to our stockholders other than by inclusion in our proxy statement for the 2015 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than March 2, 2015. Even if proper notice is received on or prior to March 2, 2015, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising our stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder(s) making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

OTHER MATTERS

Our board does not intend to bring any other business before our annual meeting of stockholders, and our board is not aware of any matters to be brought before the meeting other than those described in this proxy statement. As to any other business that may properly come before the meeting, our proxies intend to exercise their discretionary authority to vote on those matters.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2013. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov. We make available on our website at www.capstead.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, investor presentations and press releases, including any amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. We also make available on our website free of charge charters for the committees of our board, our Board of Directors’ Guidelines, our Code of Business Conduct and Ethics, our Financial Code of Professional Conduct and other company information, including amendments to such documents and waivers, if any, to the codes. Hard copies will be furnished upon written request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404.

You should rely only on the information contained in this proxy statement to vote on the matters presented herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 16, 2014. You should not assume the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the election of directors or ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will create any implication to the contrary.

By order of the board of directors,

Phillip A. Reinsch

Secretary

April 16, 2014

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APPENDIX A

CAPSTEAD MORTGAGE CORPORATION

2014 FLEXIBLE INCENTIVE PLAN

SECTION 1.	PURPOSES

The purposes of the 2014 Flexible Incentive Plan (the “Plan”) are to promote the interests of the Company and its stockholders by enabling the Company to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests in the Company by persons who occupy key positions in the Company or its Affiliates by enabling the Company to offer such key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success. To achieve this purpose, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other awards, or any combination thereof.

SECTION 2.	DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

2.1 “Affiliate” shall mean (i) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (ii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iii) any trades or businesses, whether or not incorporated, which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company. Provided further, that with respect to grants of stock options or Stock Appreciation Rights, the term “Affiliate” means only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treasury Regulations sec. 1.414(c)-2(b)(2)(i), but using the threshold of fifty percent (50%) ownership wherever eighty percent (80%) appears.

2.2 “Award” shall mean a stock option, Stock Appreciation Right, Restricted Stock, Performance Award, Dividend Equivalent Right or any other award under the Plan.

2.3 “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.4 “Change in Control” shall be deemed to have occurred upon any of the following events after the Effective Date of this Plan:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a “Reorganization”), in which no “person” acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” shall mean the compensation committee of the Board, which shall consist solely of not less than two (2) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) “non-employee

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directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act; (ii) “outside directors,” as required under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; and (iii) “independent directors” as defined in Rule 303A.02 of the New York Stock Exchange Listed Company Manual. The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered by “non-employee” directors.

2.7 “Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

2.8 “Company” shall mean Capstead Mortgage Corporation, a Maryland corporation.

2.9 “Covered Employees” shall mean each “covered employee” as defined in Section 162(m) of the Code.

2.10 “Disability” shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

2.11 “Disqualifying Disposition” shall mean, with respect to Shares acquired by the exercise of an Incentive Stock Option, a “disposition” within the meaning of Section 424 of the Code that violates the requirements of Section 422(a) of the Code, which, to the extent not inconsistent with Sections 422 or 424 of the Code, by way of example shall include any sale, exchange, gift, or transfer of legal title to such Shares, any of which occurs within (i) two (2) years after the Option grant date or (ii) one (1) year after the Option exercise date, but, by way of example, shall not include a transfer due to Participant’s death or a mere pledge or hypothecation of such Shares. The examples provided in the immediately preceding sentence are not intended to either expand upon or restrict the definition of the term “disposition” as provided in Section 424 of the Code, but are provided merely as examples of the most common forms of Disqualifying Dispositions.

2.12 “Dividend Equivalent Right” shall mean the right of the holder thereof to receive credits based on the cash or stock dividends or other distributions that would have been paid on the Shares specified in the Award if the Shares were held by the holder to whom the Award is made, or such other amounts as may be determined by the Committee.

2.13 “Effective Date” shall mean the date that the Plan is adopted by the Board, but only if the Plan as so adopted is approved by the stockholders of the Company not more than twelve (12) months after the date of such adoption. The Effective Date, as so defined, is January 29, 2014.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” shall mean with respect to the Shares, as of any date, (i) the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

2.16 “Incentive Stock Option” shall mean any stock option awarded under this Plan intended to be and designated as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

2.17 “Non-Tandem Stock Appreciation Right” shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

2.18 “Non-Qualified Stock Option” shall mean any stock option awarded under this Plan that is not an Incentive Stock Option.

2.19 “Optionee” shall mean any person who has been granted a stock option under this Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

2.20 “Performance Award” shall mean any Award, issued pursuant to Section 9 hereunder, of cash or Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock) or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.21 “Plan” shall mean this 2014 Flexible Incentive Plan of the Company.

2.22 “Restricted Stock” shall mean any Award of Shares under this Plan that are subject to restrictions or risk of forfeiture.

2.23 “Retirement” shall mean, with respect to an employee of the Company, termination of employment, other than discharge for cause, after age 65 or on or before age 65, with the consent of the Committee. With respect to a director of the Company, “Retirement” shall mean the earlier of (a) the removal of such director from the Board for other than cause, and (b) the expiration of such director’s term on the Board.

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2.24 “Shares” shall mean shares of the Company’s Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

2.25 “Stock Appreciation Right” shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant.

2.26 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with an Award that is a stock option.

SECTION 3.	ADMINISTRATION OF THE PLAN

3.1 Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the types and combinations of Awards to be granted, the number of Shares or amount of cash to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

(c) conclusively interpret the Plan provisions with respect to any Awards made hereunder;

(d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

(f) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

SECTION 4.	SHARES SUBJECT TO PLAN

4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan commencing on the Effective Date shall not exceed 5,000,000 Shares (unless such maximum shall be increased or decreased by reasons of changes in capitalization of the Company as hereinafter provided). Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee as described in Section 14. The Committee’s determinations shall be final and binding upon the Company and all other interested persons. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares that have been reacquired by the Company.

4.2 Changes. To the extent that any Award under the Plan shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that the number of Shares issued under any Award is reduced for any reason, the Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan, even though the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

SECTION 5.	ELIGIBILITY

(a) Except with respect to Awards that are Incentive Stock Options, eligibility for participation under the Plan shall be open to all officers, employees and directors of the Company and its Affiliates. With respect to Incentive Stock Options, eligibility for participation in the Plan shall be confined to employees of the Company and its subsidiaries, as such term is defined under Section 424 of the Code.

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(b) No Awards shall be granted under the Plan prior to the date on which the Plan is so approved by the stockholders of the Company, unless its grant, vesting and payment are expressly conditioned upon the approval of the Plan by the stockholders of the Company within twelve (12) months of the date the Plan was adopted by the Board. If the Plan is not approved by the stockholders of the Company within twelve (12) months of the date the Plan is adopted by the Board, all Awards, if any, granted under the Plan shall be automatically canceled without any action required by the Company, the Board or the Committee and without any payment or consideration.

SECTION 6.	STOCK OPTIONS

6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under this Plan to any eligible officer, employee or director. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms or conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option, or the portion thereof, which does not qualify, shall constitute a separate Non-Qualified Stock Option. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the Plan as the Committee may deem desirable. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised; provided, however, that nothing in the Plan or in any option agreement shall confer upon any Optionee any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such Optionee’s employment at any time.

6.2 Option Price. The option exercise price of the Shares covered by each stock option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the effective date of the grant.

6.3 Incentive Stock Options Limitations.

(a) In no event shall any person be granted Incentive Stock Options so that the Shares covered by any Incentive Stock Options that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this paragraph be the maximum limitation on options that may be considered Incentive Stock Options under the Code.

(b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and the term of the option shall not exceed five (5) years.

(c) The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 250,000 Shares.

(d) Any Optionee who receives an Incentive Stock Option grant shall be required to notify the Committee of any Disqualifying Disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option within ten (10) days of such Disqualifying Disposition.

6.4 Option Term. The term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Each option shall be subject to earlier termination as hereinafter provided (unless the Committee has provided otherwise):

(a) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s discharge for cause, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited immediately at the time of the Optionee’s discharge for cause.

(b) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to the earlier of (i) six (6) months from the Optionee’s death or (ii) the remaining term of the option to exercise any such option.

(c) If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s resignation, Retirement, Disability or for any reason other than the Optionee’s death or discharge for cause, all

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rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited upon the earlier of (i) six (6) months after the date of the Optionee’s termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason or (ii) the remaining term of the option, except that in case the Optionee shall die within six (6) months after the date of termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to an additional three (3) months from the date of the Optionee’s death to exercise any such option.

(d) Despite the provisions of paragraphs (b), and (c) of this subsection, no Incentive Stock Option shall be exercisable after the expiration of the earlier of: (i) the ten (10) year period beginning on the date of its grant, (ii) the three (3) month period beginning on the date of the Optionee’s termination of employment for any reason other than death or Disability, or (iii) the one (1) year period beginning on the date of the Optionee’s termination of employment by reason of death or Disability.

6.5 Vesting of Stock Options.

(a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated in the event the provisions of paragraphs (b), (c), (d) or (e) of this subsection apply; or if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

(b) If an Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall become fully vested in each stock option granted to the Optionee, effective on the date of the Optionee’s death and shall have the immediate right to exercise any such option to the extent not previously exercised.

(c) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no further effect.

(d) In the event of a Reorganization:

(1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of the above paragraph (c) of this subsection shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

(2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefore) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

(e) In the event of both a Change in Control of the Company and a concurrent or subsequent termination of an Award recipient’s employment with the Company, and consistent with any further provisions set forth in the Award, all stock options and any associated rights shall become fully vested and immediately exercisable upon the later to occur of such Change in Control or termination of employment, and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon the later to occur of such Change in Control or termination of employment.

6.6 Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(1) in cash (including check, bank draft or money order);

(2) by the delivery of Shares having a Fair Market Value equal to the aggregate option price; provided, however, that such Shares shall have been owned on a fully vested basis by the Optionee for more than six (6) months prior to exercise;

(3) by a combination of cash and Shares as described above;

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(4) by arrangement with a broker acceptable to the Committee in which payment of the exercise price is made pursuant to an irrevocable direction from the Optionee to the broker to deliver to the Company proceeds from the sale of the option Shares in an amount equal to the exercise price of the Shares; or

(5) at the Committee’s discretion, by authorizing the Company to retain the number of shares from the exercise of the Options, the Fair Market Value of which (as of the date of delivery of such notice) is equal to the portion of the exercise price and/or withholding with respect to which the Optionee intends to make payment.

(b) The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied (with Committee consent) either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the “Cash Method”), (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the “Share Retention Method”), or (c) by a combination of the Cash Method and the Share Retention Method. The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine whether and to what extent, as well as the manner in which an Optionee may satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

(c) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

6.7 Date of a Stock Option Grant. The granting of a stock option shall take place only when the Committee approves the granting of such option. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of a stock option under the Plan.

SECTION 7.	STOCK APPRECIATION RIGHTS

7.1 Grants. The Committee may grant to any eligible officer, employee or director either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The Stock Appreciation Right grant price shall not be less than the Fair Market Value of a Share on the effective date of the grant.

7.2 Exercise and Transfer. A Tandem Stock Appreciation Right may only be granted at the time of the grant of the related stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) generally may be exercised at, and only at, the times and to the extent the related stock option is exercisable, (ii) expires upon the termination of the related stock option, (iii) may not exceed one hundred percent (100%) of the difference between the exercise price of the related stock option and the market price of the Shares subject to the related stock option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related stock option exceeds the exercise price of the related stock option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of this Plan.

SECTION 8.	RESTRICTED STOCK

8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during

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the restriction period and the restrictions applicable to the particular Award, including, without limitation, whether the holder of the Restricted Stock shall have the right to vote the Shares and receive dividends and other distributions applicable to the Shares, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited; provided, however, that notwithstanding the foregoing, upon a Change in Control and a concurrent or subsequent termination of an Award Recipient’s employment with the Company, and consistent with any further provisions set forth in the Award, all restrictions applicable to Restricted Stock shall lapse and expire and Shares of Restricted Stock with vesting provisions shall become fully vested upon the later to occur of such Change in Control or termination of employment (except for Restricted Stock that is part of a Performance Award, which shall vest as determined pursuant to Section 9.2(h) of the Plan). Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

SECTION 9.	PERFORMANCE AWARDS

9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (i) “Performance Shares” or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) “Performance Units,” or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The value of any cash-denominated Performance Award issued to any one Covered Employee in any one (1) calendar year shall not exceed $3,000,000. No Covered Employee may be granted stock-denominated Performance Awards in any one (1) calendar year with respect to more than 500,000 Shares. The maximum number of Shares with respect to which stock options may be granted under the Plan to any Covered Employee during any one (1) calendar year (whether such options are Non-Qualified Stock Options, Incentive Stock Options or a combination thereof) is 250,000 Shares. The maximum number of Shares with respect to which Stock Appreciation Rights may be granted under the Plan to any Covered Employee during any one (1) calendar year is 500,000 Shares.

9.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 9.2.

(a) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 9.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(b) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee which is intended to meet the definition of performance-based pursuant to Section 162(m) of the Code, the performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one participant or for Performance Awards granted to different participants.

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(c) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a participant: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) economic return; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) gross margin; (xiii) net income; (xiv) pretax earnings; (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xix) debt reduction; (xx) stock price; (xxi) reduction of expenses; (xxii) operating efficiency; and (xxiii) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to a market index or a group of comparable companies.

(d) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one (1) year and not more than five (5) years, as specified by the Committee. Performance goals in the case of any Award granted to a participant shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(e) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance Awards.

(f) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(g) Amendment. The Committee may amend or modify the terms of any Performance Award; provided, however, that with respect to any Award which is intended to qualify for the performance-based exception to the limitation on deductibility set forth in section 162(m) of the Code, no amendment to the Award shall be made (a) more than ninety (90) days after the commencement of the performance period to which the performance goals relate; (b) after the lapse of twenty-five percent (25%) of the performance period to which the performance goals relate; or (c) when the outcome of the performance goals is not substantially uncertain.

(h) Change in Control. In the event of a Change in Control and a concurrent or subsequent termination of an Award recipient’s employment with the Company, and consistent with any further provisions set forth in the Award, (1) each share of Performance Stock and each Performance Unit previously granted which is not then vested in full shall be immediately vested in full upon the later to occur of such Change in Control or termination of employment, (2) all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant and (3) the performance periods shall immediately end.

SECTION 10.	DIVIDEND EQUIVALENT RIGHTS

The Committee may grant a Dividend Equivalent Right, either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company’s Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date, or such other amounts as the Committee may provide. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single Payment or in installments. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Any Dividend Equivalent Rights are intended to comply with the requirements of Section 409A of the Code.

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SECTION 11.	OTHER AWARDS

The Committee may grant to any eligible officer, employee or director other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares or cash if the Committee, in its sole discretion determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant, including, but not limited to, the price, if any, and the vesting schedule, if any, and time of payment. To the extent that any such Award includes a vesting schedule, except as may otherwise be required under Section 409A of the Code, payment of such Award shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Award is earned under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant. Any such other Award is intended to comply with the requirements of Section 409A of the Code.

SECTION 12.	NON-TRANSFERABILITY OF AWARDS.

A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that with the approval of the Committee, the agreement relating to any Award (including, without limitation, a stock option) may provide that such Award may be transferred to one or more members of the immediate family of the grantee of the Award or to a trust for the benefit of such person or as directed under a qualified domestic relations order. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or other Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon a stock option or other Award shall be null and void and without effect.

SECTION 13.	COMPLIANCE WITH SECURITIES AND OTHER LAWS

In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

SECTION 14.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

The value of an Award in Shares shall be adjusted from time to time as follows:

(a) In the event that at any time after the issuance of an Award, the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, extraordinary dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan and issued pursuant to any outstanding Awards shall be equitably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, and subject to any required action of the Board and the stockholders, in order to ensure that after such event the Shares subject to the Plan and each participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall adjust (i) the number and type of Shares of common stock of the Company or any Affiliate with respect to which Awards may be granted under the Plan, (ii) the maximum number of Shares that may be covered by Awards granted under the Plan during any period, (iii) the maximum number of Shares that may be covered by Awards to any single individual during any calendar year, (iv) the number of Shares subject to outstanding Awards, and (v) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per Share; provided, however, the Committee shall not take any action otherwise authorized under this Section 14(a) to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the participant without the consent of the participant. The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

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(b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

(c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 15.	AMENDMENT OR TERMINATION OF THE PLAN

15.1 Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company cast at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the Plan, as amended, or (d) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act, as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify, for an exemption or characterization that is deemed desirable by the Board. Notwithstanding the foregoing, the Board may amend any Award without the consent of the holder if the Board deems it necessary to avoid adverse tax consequences to the holder under Section 409A of the Code.

15.2 Termination of the Plan. Subject to the requirements of Section 409A of the Code, the Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth (10th) anniversary of the Effective Date of the Plan. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

SECTION 16.	AMENDMENTS AND ADJUSTMENTS TO AWARDS

The Committee may amend, modify or terminate any outstanding Award with the participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned or (ii) to cancel an Award and grant a new Award in substitution therefore under such different terms and conditions as it determines in its sole and complete discretion to be appropriate. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value under this Section 16 shall be made by the Committee in its sole discretion. Any amendment or adjustment to an Award is intended to comply with Section 409A of the Code.

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SECTION 17.	GENERAL PROVISIONS

17.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

17.2 No Right to Employment. The grant of an Award shall not be construed as giving the recipient thereof the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No officer, employee, director, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of officers, employees, directors, participants or holders or beneficiaries of Awards.

17.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

17.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

17.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

17.6 Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

17.7 Withholding. The Company or any Affiliate is authorized to withhold at the minimum statutory rate from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a participant the amount (in any medium) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

17.8 Section 409A of the Code.

(a) The Plan is intended to comply with Section 409A of the Code, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts hereunder comply with, or are exempt from, Section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the Section 409A of the Code, any affected participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury. In the event that a participant’s termination of employment would affect the timing of the payment of any Award that provides for the “deferral of compensation” under the Section 409A of the Code, termination of employment shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture), a cessation of the provision of any services by the participant in any capacity to the Company or any Affiliate for payment, compensation or other consideration, which cessation both the participant and the Company or Affiliate reasonably expect to be both total and permanent and which constitutes a “separation from service” within the meaning of the Section 409A of the Code.

(b) Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six (6) months plus one (1) day from the date of such “separation from service”.

17.9 No Guarantee of Tax Consequences. None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder.

17.10 Claw-Back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

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Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE NOW.

1.	To elect directors:
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

	01 Jack Bernard	☐	☐	☐	05 Gary Keiser	☐	☐	☐

	02 Jack Biegler	☐	☐	☐	06 Christopher W. Mahowald	☐	☐	☐
Please fold here – Do not separate
	03 Michelle P. Goolsby	☐	☐	☐	07 Michael G. O’Neil	☐	☐	☐

	04 Andrew F. Jacobs	☐	☐	☐	08 Mark S. Whiting	☐	☐	☐
to our board of directors, to serve until our next annual meeting of stockholders and until their respective successors are elected and qualified.

2.	To conduct an advisory (nonbinding) vote to approve our 2013 named executive officers’ compensation;	☐	For	☐	Against	☐	Abstain

3.	To approve our 2014 Flexible Incentive Plan;	☐	For	☐	Against	☐	Abstain

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	For	☐	Against	☐	Abstain

In the discretion of such proxies, upon such other business as may properly come before our annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WE BELIEVE VOTING “FOR” EACH OF THE ABOVE PROPOSALS IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMEND YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

Date                                                           , 2014

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CAPSTEAD MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 28, 2014

1:00 p.m. (Central)

8401 N. Central Expressway

Suite 220

Dallas, Texas 75225-4404

Our Annual Meeting will be located on the 2nd floor

of Capstead’s office tower.

Exit Northwest Highway Loop 12 or

Caruth Haven Lane from Interstate 75

Stockholders please note recent regulations at the New York Stock Exchange,

which will affect your vote on the election of directors. You must vote your proxy in order for your shares to be counted for the election of directors.

Capstead Mortgage Corporation
8401 N. Central Expressway, Suite 800
Dallas, Texas 75225-4404	Proxy

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

OF CAPSTEAD MORTGAGE CORPORATION

Proxy for Annual Meeting of Stockholders to be held May 28, 2014

The undersigned, a stockholder of Capstead Mortgage Corporation, a Maryland corporation, hereby appoints Andrew F. Jacobs and Phillip A. Reinsch, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 1:00 p.m., Central Time, on May 28, 2014 at 8401 N. Central Expressway, Suite 220, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement dated April 16, 2014.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, “FOR” ADVISORY VOTE ON COMPENSATION PHILOSOPHY, “FOR” ADVISORY APPROVAL OF COMPENSATION GRANTED, AND “FOR” PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP, AND IN THE DISCRETION OF THE PROXYHOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

DO NOT STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,

WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

PLEASE VOTE YOUR PROXY PROMPTLY

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/cmo	1-866-883-3382
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 27, 2014.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 27, 2014.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.